Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

In re: ENVIVA INC., et al., Debtors.[1]	) ) ) ) ) ) )	Chapter 11 Case No. 24-10453 (BFK) (Jointly Administered)

AMENDED JOINT CHAPTER 11 PLAN OF

REORGANIZATION of Enviva Inc. and its Debtor Affiliates

Paul M. Basta (admitted pro hac vice)

Andrew M. Parlen (admitted pro hac vice)

Michael J. Colarossi (admitted pro hac vice)

PAUL, WEISS, RIFKIND, WHARTON &

GARRISON LLP

1285 Avenue of the Americas

New York, New York 10019

Telephone:        (212) 373-3000

Facsimile:          (212) 757-3990

Michael A. Condyles (VA 27807)

Peter J. Barrett (VA 46179)

Jeremy S. Williams (VA 77469)

KUTAK ROCK LLP

1021 East Cary Street, Suite 810

Richmond, Virginia 23219-0020

Telephone:        (804) 644-1700

Facsimile:          (804) 783-6192

Counsel to the Debtors and Debtors in Possession Dated: October 4, 2024

1	Due to the large number of Debtors in these jointly administered Chapter 11 Cases, a complete list of the Debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/enviva. The location of the Debtors’ corporate headquarters is: 7272 Wisconsin Avenue, Suite 1800, Bethesda, MD 20814.

	TABLE OF CONTENTS

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms	1
B.	Rules of Interpretation	29
C.	Computation of Time	29
D.	Governing Law	30
E.	Reference to Monetary Figures	30
F.	Reference to the Debtors or the Reorganized Debtors	30
G.	Controlling Document	30
H.	Consent Rights of Restructuring Support Parties and DIP Creditors	30

Article II.
ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL
FEE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY CLAIMS

A.	Administrative Expense Claims	31
B.	Professional Compensation	32
C.	DIP Facility Claims	34
D.	Priority Tax Claims	35
E.	Statutory Fees	35

Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Summary of Classification	36
B.	Treatment of Claims and Interests	37
C.	Special Provision Governing Unimpaired or Reinstated Claims	42
D.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	42
E.	Elimination of Vacant Classes	43
F.	Voting Classes; Presumed Acceptance by Non-Voting Classes	43
G.	Intercompany Claims and Interests	43
H.	Subordinated Claims	43

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Restructuring	44
B.	Sources of Consideration for Plan Distributions	45
C.	Issuance and Distribution of Reorganized Enviva Inc. Interests	47
D.	Rights Offering	49
E.	DIP Tranche A Equity Participation	49
F.	Corporate Existence	50
G.	Vesting of Property in the Reorganized Debtors	50
H.	Cancellation of Existing Securities and Agreements	51
I.	Corporate Action	53

i

J.	New Organizational Documents	53
K.	Stockholders Agreement	54
L.	Directors and Officers of the Reorganized Debtors	54
M.	Effectuating Documents; Further Transactions	55
N.	Exemption from Certain Taxes and Fees	55
O.	Global Settlement	56
P.	Preservation of Causes of Action	58
Q.	Management Incentive Plan	59
R.	Employment Agreements	59
S.	Employee and Retiree Benefits	60
T.	Payment of the Restructuring Expenses	60
U.	Closing of Chapter 11 Cases	60

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	61
B.	Pass-Through	62
C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	62
D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	63
E.	Indemnification Obligations	64
F.	Insurance Policies	64
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	65
H.	Reservation of Rights	65
I.	Nonoccurrence of Effective Date	66
J.	Contracts and Leases Entered into After the Petition Date	66

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed	66
B.	Plan Administrator	67
C.	Rights and Powers of the Plan Administrator	67
D.	Delivery of Distributions and Undeliverable or Unclaimed Property	68
E.	Registration or Private Placement Exemption	70
F.	Compliance with Tax Requirements	72
G.	Allocations	72
H.	No Postpetition Interest on Claims	72
I.	Setoffs and Recoupment	72
J.	Claims Paid or Payable by Third Parties	73

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims	74
B.	Claims and Interests Administration Responsibilities	74
C.	Estimation of Claims	75
D.	Adjustment to Claims or Interests Without Objection	75
E.	Reservation of Rights with Respect to Claims	75

F.	Disputed Claims Reserve	76
G.	Time to File Objections to Claims	77
H.	Disallowance of Claims	77
I.	Amendments to Claims	77
J.	No Distributions Pending Allowance	78
K.	Single Satisfaction of Claims	78

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies	78
B.	Discharge of Claims and Termination of Interests	79
C.	Release of Liens	79
D.	Releases by the Debtors and Estates	80
E.	Releases by Holders of Claims and Interests	82
F.	Exculpation	84
G.	Injunction	84
H.	Protection Against Discriminatory Treatment	85
I.	Recoupment	85
J.	Setoff	85
K.	Subordination Rights	85
L.	Reimbursement or Contribution	86

Article IX.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date	86
B.	Waiver of Conditions	87
C.	Substantial Consummation	88
D.	Effect of Non-Occurrence of Conditions to the Confirmation Date or the Effective Date	88

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments	88
B.	Effect of Confirmation on Modifications	88
C.	Revocation or Withdrawal of the Plan	89

Article XI.
RETENTION OF JURISDICTION

Article XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect	92
B.	Additional Documents	92
C.	Reservation of Rights	92
D.	Successors and Assigns	92
E.	Service of Documents	92
F.	Term of Injunctions or Stays	93
G.	Entire Agreement	93
H.	Exhibits	94
I.	Nonseverability of Plan Provisions	94
J.	Votes Solicited in Good Faith	94
K.	Dissolution of the Committees	94
L.	Request for Expedited Determination of Taxes	95
M.	Closing of Chapter 11 Cases	95
N.	No Stay of Confirmation Order	95
O.	Waiver or Estoppel	95
P.	Deemed Acts	95

INTRODUCTION

Enviva Inc. and its affiliated debtors, as Debtors and debtors in possession in the above-captioned Chapter 11 Cases, jointly propose this Plan for the resolution of all outstanding Claims against, and Interests in, the Debtors. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of all outstanding Claims against, and Interests in, such Debtor. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article I.A hereof, or, if not defined in Article I.A. of the Plan, in the Bankruptcy Code or Bankruptcy Rules. Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS WHO ARE ELIGIBLE TO VOTE ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS PLAN (INCLUDING, WITHOUT LIMITATION, UNDER ARTICLE IV HEREOF) IN FULL.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.            Defined Terms

As used in the Plan, capitalized terms have the meanings set forth below.

1.            “2026 Noteholders” means the Holders of the 2026 Notes.

2.            “2026 Notes” means the 6.500% senior notes due 2026 and governed by the 2026 Notes Indenture.

3.            “2026 Notes Claims” means Claims arising under or in connection with the 2026 Notes, including approximately $750,000,000 in aggregate outstanding principal amount, plus accrued and unpaid interest thereon, fees, and other expenses arising under and payable pursuant to the 2026 Notes Indenture.

4.            “2026 Notes Guarantors” means each of the guarantors party to the 2026 Notes Indenture.

5.            “2026 Notes Indenture” means that certain Indenture, dated as of December 9, 2019, among Enviva Partners, LP, Enviva Partners Finance Corp., as issuers, each of the guarantors party thereto, and the 2026 Notes Indenture Trustee, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

6.            “2026 Notes Indenture Trustee” means Wilmington Trust, N.A., in its capacity as trustee under the 2026 Notes Indenture and Wilmington Savings Fund Society, FSB, a Delaware federal savings bank, in its capacity as successor trustee under the 2026 Notes Indenture, and any successors in such capacity.

7.            “2026 Notes Issuers” means Enviva, LP and Enviva Partners Finance Corp.

8.            “Ad Hoc Group” means the ad hoc group represented by the Ad Hoc Group Advisors and consisting of certain Holders of 2026 Notes Claims, Senior Secured Credit Facility Claims, Bond Green Bonds Claims, Epes Green Bonds Claims, Existing Equity Interests, and other Claims or Interests.

9.            “Ad Hoc Group Advisors” means Davis Polk & Wardwell LLP and McGuireWoods LLP, as co-counsel, Evercore Inc., as financial advisor, and all other special or local counsel, consultants or advisors providing advice to the Ad Hoc Group, in connection with the Restructuring.

10.          “Adequate Protection Claims” means, collectively, the NMTC Participant Adequate Protection Claims and the Senior Secured Credit Facility Lender Adequate Protection Claims.

11.          “Administrative Expense Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; and (e) the Restructuring Expenses; provided that, notwithstanding the foregoing, no Intercompany Claim shall constitute an Administrative Expense Claim unless otherwise agreed by the Debtors and the Required DIP Creditors.

12.          “Administrative Expense Claims Bar Date” means the deadline for Filing requests for payment of Administrative Expense Claims (other than Professional Fee Claims), which shall be 30 days after the Effective Date.

13.          “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code as if the referenced Entity was a debtor in a case under the Bankruptcy Code.

14.          “AHG Consenting Bond Green Bondholders” means Bond Green Bondholders who are signatories to the Restructuring Support Agreement and any subsequent Bond Green Bondholder that may become a signatory thereto in accordance with Section 12 and/or Section 13 of the Restructuring Support Agreement.

15.          “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein, or any portion thereof: (a) that is evidenced by a Proof of Claim, timely filed by the applicable Claims Bar Date or that is not required to be evidenced by a timely Filed Proof of Claim under this Plan, the Bankruptcy Code, the Final DIP Order or any other Final Order; (b) that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and for which no Proof of Claim has been timely filed; or (c) that is allowed (i) expressly pursuant to the Plan, (ii) in any stipulation that is approved by the Court, or (iii) by the Final DIP Order or any other Final Order (including any such Claim to which the Debtors had objected or which the Court had disallowed prior to such Final Order); provided that with respect to a Claim or Interest described in clauses (a) and (b) above, such Claim or Interest shall be considered Allowed only if and to the extent that such Claim or Interest is not Disallowed and no objection to the allowance thereof has been or, in the Debtors’ reasonable good faith judgment, may be interposed by the Claims Objection Deadline or otherwise within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Court, or such an objection is so interposed and the Claim or Interest, as applicable, shall have been allowed by a Final Order; provided, further, that no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor; provided, further, that, except as otherwise specified in the Plan, the Final DIP Order or any other Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

16.          “Allowed NMTC QLICI Loan Claims” means the Allowed amount of the NMTC QLICI Loan Claims in the aggregate principal amount equal to $42,030,000, plus any accrued and unpaid interest thereon and fees, expenses, costs, charges, indemnities, and other obligations incurred and payable under the Prepetition Senior Secured NMTC QLICI Loan Agreement.

17.          “Allowed NMTC Source Loan Claims” means the Allowed amount of the NMTC Source Loan Claims in the aggregate principal amount equal to $30,402,403, plus any accrued and unpaid interest thereon and fees, expenses, costs, charges, indemnities, and other obligations incurred and payable under the Prepetition Senior Secured NMTC Source Loan Agreement.

18.          “Amory Seller Note” means that certain Convertible Subordinated Promissory Note, dated as of August 4, 2010, by and among Enviva Pellets Amory, LLC and CKS Energy, Inc.

19.          “Amory Seller Note Claims” means Claims arising under or in connection with the Amory Seller Note.

20.          “Alternative Transaction” means an alternative transaction that meets the Threshold Clearing Requirements.

21.          “Assumption and Rejection Procedures Order” means the Order (I) Authorizing and Approving Procedures to Reject or Assume Executory Contracts and Unexpired Leases, (II) Approving the Form and Manner of the (A) Rejection Notice and (B) Assumption Notice, and (III) Granting Related Relief [Docket No. 815].

22.          “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other similar Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code, including sections 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code, or under similar or related local, state, federal, or foreign statutes or common law, including fraudulent transfer and preference laws.

23.          “Backstop Motion” means the Debtors’ Motion for Entry of an Order (I) Authorizing the (A) Debtors’ Entry into, and Performance under, the Backstop Commitment Agreement, (B) Debtors’ Entry Into, and Performance Under, the Exit Facility Commitment Letter, and (C) the Payment and Allowance of Related Premiums, Fees and Expenses as Administrative Expense Claims or Superpriority Administrative Expense Claims, as Applicable; and (II) Granting Related Relief [Docket No. 1058].

24.           “Backstop Order” means the order of the Court approving the Backstop Motion.

25.          “Ballots” means the ballots distributed to certain Holders of Impaired Claims entitled to vote on the Plan upon which such Holders shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

26.          “Bankruptcy Code” means title 11 of the United States Code, as amended and in effect during the pendency of the Chapter 11 Cases.

27.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Court other than the Local Rules.

28.          “Bar Date Order” means the order entered by the Court, among other things, setting the General Bar Date and the Governmental Bar Date [Docket No. 321].

29.          “Bond General Unsecured Claim” means any 2026 Notes Claim, Bond Green Bonds Claim, or Epes Green Bonds Claim.

30.          “Bond General Unsecured Claims Equity Pool” means 100% of the Reorganized Enviva Inc. Equity Pool, which shall be subject to dilution on account of the MIP Equity and the DIP Tranche A and Rights Offering Equity Pool.

31.          “Bond Green Bondholders” means the Holders of the Bond Green Bonds.

32.          “Bond Green Bonds” means the Exempt Facilities Revenue Bonds, (Enviva Inc.), Series 2022 (Green Bonds) issued under the Bond Green Bonds Indenture.

33.          “Bond Green Bonds 9019 Order” means the Order (I) Approving the Bond Green Bonds Settlement Under Federal Rule of Bankruptcy Procedure 9019 and (II) Granting Related Relief [Docket No. 476].

34.          “Bond Green Bonds Cash Paydown” means the monies distributed or to be distributed by the Bond Green Bonds Indenture Trustee to the Bond Green Bondholders pursuant to the Bond Green Bonds 9019 Order.

35.          “Bond Green Bonds Claims” means Claims against the Debtors arising under or in connection with the Bond Green Bonds, including approximately $100,000,000 in aggregate principal amount, plus accrued and unpaid interest, fees, and other expenses arising under and payable pursuant to the Bond Green Bonds Indenture.

36.          “Bond Green Bonds Guarantors” means the “Guarantors” as such term is defined in that certain Loan and Guaranty Agreement, dated as of November 1, 2022, between Bond Green Bonds Issuer and Enviva Inc. and certain subsidiaries thereof, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

37.          “Bond Green Bonds Indenture” means that certain Indenture of Trust, dated as of November 1, 2022, between the Bond Green Bonds Issuer and the Bond Green Bonds Indenture Trustee, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

38.          “Bond Green Bonds Indenture Trustee” means Wilmington Trust, N.A., as trustee under the Bond Green Bonds Indenture, and any successors in such capacity.

39.          “Bond Green Bonds Issuer” means the Mississippi Business Finance Corporation.

40.          “Bond Green Bonds Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated March 12, 2024, by and among the Debtors and the Bond Green Bonds Restructuring Support Parties, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

41.          “Bond Green Bonds Restructuring Support Parties” means, collectively, the Consenting Bond Green Bondholders and the Bond Green Bonds Indenture Trustee.

42.          “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other calendar day on which banks are authorized or required to be closed in New York, New York.

43.          “Cash” means the legal tender of the United States of America or the equivalent thereof.

44.          “Cause of Action” means any action, claim, counterclaim, cross-claim, cause of action, controversy, third-party claim, proceeding, dispute, demand, right, action, Lien, indemnity, contribution, guaranty, trespass, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, account, defense, offset, reckoning, remedy, power, privilege, license, and franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, Disputed or undisputed, Secured or Unsecured, asserted or assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract, in tort, in law, or in equity or pursuant to any other theory of law. For the avoidance of doubt, a “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for tort, breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to or otherwise contest, recharacterize, reclassify, subordinate, or disallow Claims or Interests; (c) any Claim or defense pursuant to section 362 or chapter 5 of the Bankruptcy Code (including Avoidance Actions); (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar avoidance claim.

45.          “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Court and (b) when used with reference to all of the Debtors, the jointly administered chapter 11 cases pending for the Debtors in the Court.

46.          “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code, against any Debtor.

47.          “Claims Objection Deadline” means the deadline for objecting to a Claim (other than Administrative Expense Claims) against a Debtor, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be fixed by an order of the Court for objecting to such Claims; provided that, in each case, the Debtors or the Reorganized Debtors, as applicable, may agree with a Holder of a Claim to extend such deadline without further order of the Court.

48.          “Claims Register” means the official register of Claims against the Debtors maintained by the Noticing and Claims Agent.

49.          “Class” means a category of Claims against or Interests in the Debtors as set forth in Article III hereof pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.

50.          “Committee” means the official committee of unsecured creditors of the Debtors, appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on March 25, 2024 [Docket No. 172] and reconstituted on May 23, 2024 [Docket No. 603], including as such membership may be further reconstituted from time to time.

51.          “Committee Expenses” means the reasonable and documented fees and expenses of members of the Committee (including but not limited to fees and expenses for professionals to the individual members of the Committee), subject to an aggregate cap of $ 1 million; provided that such fees and expenses shall only be payable to the extent the Committee and its members do not file or otherwise assert an objection to the Plan or Confirmation of the Plan.

52.          “Company Assets” means all or substantially all of the Debtors’ assets.

53.          “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A hereof having been (a) satisfied or (b) waived pursuant to Article IX.B hereof.

54.          “Confirmation Date” means the date upon which the Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

55.          “Confirmation Hearing” means the hearing held by the Court to consider Confirmation of the Plan pursuant to section 1128(a) of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

56.          “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, the DIP Facility Agreement, and the Global Settlement Stipulation, including the consent rights contained therein, and which shall be in form and substance reasonably acceptable to the Committee and the RWE Committee.

57.          “Consenting 2026 Noteholders” means 2026 Noteholders who are signatories to the Restructuring Support Agreement, and any subsequent 2026 Noteholder that may become a signatory thereto in accordance with Section 12 and/or Section 13 of the Restructuring Support Agreement.

58.          “Consenting Bond Green Bondholders” means Bond Green Bondholders who are signatories to the Bond Green Bonds Restructuring Support Agreement and any subsequent Bond Green Bondholders that may become a signatory thereto in accordance with Section 14 and/or Section 15 of the Bond Green Bonds Restructuring Support Agreement.

59.          “Consenting Epes Green Bondholders” means Epes Green Bondholders who are signatories to the Restructuring Support Agreement, and any subsequent Epes Green Bondholder that may become a signatory thereto in accordance with Section 12 and/or Section 13 of the Restructuring Support Agreement.

60.          “Consenting Senior Secured Credit Facility Lender” means Senior Secured Credit Facility Lenders who are signatories to the Restructuring Support Agreement and any subsequent Senior Secured Credit Facility Lender that may become a signatory thereto in accordance with Section 12 and/or Section 13 of the Restructuring Support Agreement.

61.          “Consummation” means the occurrence of the Effective Date.

62.          “Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Eastern District of Virginia.

63.          “Cure Amount” shall have the meaning set forth in Article V.D hereof.

64.          “Cure Claim” means a monetary Claim based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease at the time such contract or lease is assumed or assumed and assigned by such Debtor or Reorganized Debtor, as applicable pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

65.          “Cure Notice” means a notice of a proposed amount of Cash to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include the amount of Cure Claim (if any) to be paid in connection therewith.

66.          “D&O Liability Insurance Policies” means all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy”) maintained by any of the Debtors with respect to directors, managers, officers, and employees of any of the Debtors, and all agreements, documents, or instruments related thereto.

67.          “Debtors” means, collectively, the following: Enviva Aircraft Holdings Corp.; Enviva Development Finance Company, LLC; Enviva Energy Services, LLC; Enviva GP, LLC; Enviva Holdings GP, LLC; Enviva Holdings, LP; Enviva Inc.; Enviva, LP; Enviva Management Company, LLC; Enviva MLP International Holdings, LLC; Enviva Partners Finance Corp.; Enviva Pellets Bond, LLC; Enviva Pellets Epes Finance Company, LLC; Enviva Pellets Epes Holdings, LLC; Enviva Pellets Epes, LLC; Enviva Pellets Greenwood, LLC; Enviva Pellets, LLC; Enviva Pellets Lucedale, LLC; Enviva Pellets Waycross, LLC; Enviva Port of Pascagoula, LLC; and Enviva Shipping Holdings, LLC.

68.          “Definitive Documentation” has the meaning ascribed to it in the Restructuring Support Agreement, Filed as Exhibit C to the Declaration of Glenn Nunziata in Support of Chapter 11 Petitions [Docket No. 27].

69.          “DIP Agents” means, collectively, Acquiom Agency Services LLC, as co-administrative agent and collateral agent, and Seaport Loan Products LLC, as co-administrative agent, under the DIP Facility Agreement, and any successors in such capacity.

70.          “DIP Appeal” means the appeal of the Final DIP Order filed by the Committee on May 13, 2024 in the United States District Court for the Eastern District of Virginia, notice of which has been Filed at Docket No. 564.

71.          “DIP Creditor” means each creditor party from time to time under the DIP Facility Agreement in its capacity as such.

72.          “DIP Facility” means the debtor-in-possession financing facility provided by the DIP Creditors on the terms and conditions set forth in the DIP Facility Agreement and the DIP Orders.

73.          “DIP Facility Agreement” means that certain Debtor-in-Possession Credit and Note Purchase Agreement, dated as of March 15, 2024, between Enviva Inc., as borrower, the other Debtors, as guarantors, the DIP Agents, the DIP Creditors, and the other secured parties thereunder, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof, Filed as Exhibit 1 to the Interim DIP Order [Docket No. 103].

74.          “DIP Facility Claims” means, collectively, the DIP Tranche A Claims and DIP Tranche B Claims, plus any and all other Claims of the DIP Creditors for, without limitation, all principal amounts outstanding, interest, reasonable and documented fees, indemnification, premiums, discounts, penalties, expenses and costs, and other charges of the DIP Creditors, in each case payable under and in accordance with the DIP Facility Documents or the DIP Orders.

75.          “DIP Facility Documents” means the DIP Facility Agreement and all other agreements, documents, instruments, and amendments related thereto, including the DIP Orders and any guaranty agreements, pledge and collateral agreements, UCC financing statements, or other perfection documents, subordination agreements, fee letters, and any other security agreements.

76.          “DIP Loans” means, collectively, the DIP Tranche A Loans, the DIP Tranche A Notes, the DIP Tranche B Loans, and the DIP Tranche B Notes.

77.          “DIP Obligations” shall mean all obligations of every nature of Enviva Inc. and each other entity that is a guarantor under the DIP Facility Agreement, including obligations from time to time owed to the co-administrative agents, the collateral agent, the DIP Creditors or any of them, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, that arise under, out of, or in connection with, any DIP Facility Document, whether on account of principal, premiums, interest, reimbursement obligations, fees and premiums (including the Backstop Premium, Break Premium, Exit Premium, Undrawn Commitment Premium and Upfront Premium, in each case as defined in the DIP Facility Agreement), indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of the Ad Hoc Group Advisors and counsel to the co-administrative agents, in each case, required to be paid by Enviva Inc. pursuant to Section 9.05 of the DIP Facility Agreement) or otherwise and including all indemnity claims of the Ad Hoc Group, the co-administrative agents and the DIP Creditors pursuant to Section 9.05 of the DIP Facility Agreement.

78.          “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

79.          “DIP Secured Parties” means the DIP Agent and DIP Creditors.

80.          “DIP Tranche A and Rights Offering Equity Pool” means the total number of Reorganized Enviva Inc. Interests to be issued on the Effective Date on account of the DIP Tranche A Equity Allocation, the Rights Offering, and the Rights Offering Backstop Commitment Premium, which shall be subject to dilution on account of the MIP Equity.

81.          “DIP Tranche A Claims” means Claims against the Debtors on account of the DIP Tranche A Loans and DIP Tranche A Notes arising under or in connection with the DIP Facility.

82.          “DIP Tranche A Equity Allocation” means the number of Reorganized Enviva Inc. Interests to be issued pursuant to the DIP Tranche A Equity Participation on the Effective Date, which shall be subject to dilution on account of the MIP Equity.

83.          “DIP Tranche A Equity Participation Agreement” means a subscription agreement in form and substance reasonably acceptable to the Majority Consenting 2026 Noteholders executed by a Holder of an Allowed DIP Tranche A Claim pursuant to which such Holder elects to participate in the DIP Tranche A Equity Participation.

84.          “DIP Tranche A Equity Participation” means the participation interest granted to Holders of Allowed DIP Tranche A Claims that elect pursuant to a DIP Tranche A Equity Participation Agreement or the Rights Offering Backstop Agreement, on or before the DIP Tranche A Equity Participation Election Time, to subscribe for the purchase of Reorganized Enviva Inc. Interests on the Effective Date, up to the principal amount of any DIP Obligations then owing in respect of such Allowed DIP Tranche A Claims, at a price equivalent to the price established pursuant to the Rights Offering, in accordance with the Rights Offering Procedures, and subject to the same dilution terms as the Rights Offering.

85.          “DIP Tranche A Equity Participation Election Time” means the date and time by which the Holders of DIP Tranche A Claims must elect whether to participate in the DIP Tranche A Equity Participation, which shall be the date and time of the commencement of the hearing to consider approval of the Disclosure Statement.

86.          “DIP Tranche A Loans” means the “Tranche A Loans” as defined in, and issued under, the DIP Facility Agreement, Filed as Exhibit 1 to the Interim DIP Order [Docket No. 103].

87.          “DIP Tranche A Notes” means the “Tranche A Notes” as defined in, and issued under, the DIP Facility Agreement, Filed as Exhibit 1 to the Interim DIP Order [Docket No. 103].

88.          “DIP Tranche B Claims” means Claims against the Debtors on account of the DIP Tranche B Loans and DIP Tranche B Notes arising under or in connection with the DIP Facility.

89.          “DIP Tranche B Loans” means the “Tranche B Loans” as defined in, and issued under, the DIP Facility Agreement, Filed as Exhibit 1 to the Interim DIP Order [Docket No. 103].

90.          “DIP Tranche B Notes” means the “Tranche B Notes” as defined in, and issued under, the DIP Facility Agreement, Filed as Exhibit 1 to the Interim DIP Order [Docket No. 103].

91.          “Disallowed” means, with respect to any Claim or Interest, a portion thereof that (a) is disallowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Court, or (iii) by Final Order (including any such Claim to which the Debtors had objected or which the Court had disallowed prior to such Final Order), (b) is scheduled by the Debtors at zero dollars ($0) or as contingent, disputed, or unliquidated and as to which a Claims Bar Date has been established but no Proof of Claim was timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order of the Court, including the order approving the Claims Bar Date, or otherwise deemed timely filed under applicable law, or (c) is not scheduled by the Debtors and as to which a Claims Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order of the Court or otherwise deemed timely filed under applicable law.

92.          “Disclosure Statement” means the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Enviva Inc. and Its Debtor Affiliates, dated as of August 30, 2024, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, rule, or regulation, and which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement and DIP Facility Agreement, including the consent rights contained therein.

93.          “Disclosure Statement Motion” means the Debtors’ Motion for Entry of an Order (I) Approving (A) the Adequacy of the Disclosure Statement, (B) the Solicitation and Notice Procedures with Respect to Confirmation of the Plan, (C) the Forms of Ballots, Other Solicitation Materials, and Notices in Connection Therewith, (D) the Scheduling of Certain Dates with Respect Thereto, (E) the Rights Offering Procedures, (F) the Overbid Procedures, and (II) Granting Related Relief [Docket No. 1057], as may be amended, supplemented, or modified from time to time.

94.          “Disclosure Statement Order” means the order entered by the Court approving, among other things, the Disclosure Statement, the solicitation procedures with respect to the Plan, the Rights Offering Procedures, and the Overbid Procedures.

95.          “Disputed” means, with respect to any Claim or Interest (or a portion thereof), such Claim or Interest (a) that is not yet Allowed or Disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; (b) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law; (c) which is the subject of an objection or request for estimation, whether filed before or after the Effective Date that has not been determined by a Final Order or otherwise withdrawn; or (d) that is or is hereafter listed in the Schedules as contingent, unliquidated, or disputed and for which a Proof of Claim is or has been timely Filed in accordance with the Bar Date Order; provided that no Senior Secured Credit Facility Claim or Bond General Unsecured Claim shall be Disputed and all such Claims shall be conclusively allowed as set forth in Article III hereof.

96.          “Disputed Claims Reserve” means a reserve to be funded with the Disputed Claims Reserve Amount on or before the Effective Date for the benefit of Holders of Disputed Claims, in accordance with Article VII.E.

97.          “Disputed Claims Reserve Amount” means (a) Cash in an amount equivalent to the recovery to which Holders of Disputed Claims would have been entitled under this Plan if such Claims had been Allowed as of the Effective Date, (b) such lesser amount as determined by the Court, or (c) such lesser amount as agreed to between the Reorganized Debtors or the Plan Administrator and the Holders of such Disputed Claims, as applicable.

98.          “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as designated in an order of the Court.

99.          “DTC” means The Depository Trust Company, a limited-purpose trust company and securities depository organized under the laws of the State of New York.

100.          “Effective Date” means the date selected by the Debtors on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B); and (c) the Plan becomes effective; provided, however, that if such date does not occur on a Business Day, the Effective Date shall be deemed to occur on the first Business Day after such date.

101.        “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

102.        “Epes Green Bonds” means the Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds) issued under the Epes Green Bonds Indenture.

103.        “Epes Green Bondholders” means the Holders of the Epes Green Bonds.

104.        “Epes Green Bonds 9019 Order” means the Order (I) Approving the Epes Green Bonds Settlement Under Federal Rule of Bankruptcy Procedure 9019 and (II) Granting Related Relief [Docket No. 475].

105.        “Epes Green Bonds Cash Paydown” means the monies distributed or to be distributed by the Epes Green Bonds Indenture Trustee to the Holders of Epes Green Bonds pursuant to the Epes Green Bonds 9019 Order.

106.        “Epes Green Bonds Claims” means Claims against the Debtors arising under or in connection with the Epes Green Bonds, including approximately $250,000,000 in principal amount, plus accrued and unpaid interest, fees, and other expenses arising under and payable pursuant to the Epes Green Bonds Indenture.

107.        “Epes Green Bonds Guarantors” means the “Guarantors” as such term is defined in that certain Loan and Guaranty Agreement, dated as of July 1, 2022, between Epes Green Bonds Issuer and Enviva Inc. and certain subsidiaries thereof, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

108.        “Epes Green Bonds Indenture” means that certain Indenture of Trust, dated as of July 1, 2022, between the Epes Green Bonds Issuer and the Epes Green Bonds Indenture Trustee, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

109.        “Epes Green Bonds Indenture Trustee” means Wilmington Trust, N.A., as trustee under the Epes Green Bonds Indenture, and any successors in such capacity.

110.        “Epes Green Bonds Issuer” means Industrial Development Authority of Sumter County.

111.        “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case.

112.        “EWH” means Enviva Wilmington Holdings, LLC, a Delaware limited liability company.

113.        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

114.        “Excluded Claims” means (i) any Claims and Causes of Action against RWE Excluded Persons alleging breaches of fiduciary duty arising from nondisclosure of, and failure to seek approval from the Board of Directors of Enviva Inc. for, agreements for the purchase and sale of wood pellets by the Debtors and RWE Supply & Trading GmbH entered on or about October 13, 2022, November 19, 2022, December 8, 2022, and/or December 21, 2022, and (ii) any Claims and Causes of Action against Preference Excluded Persons alleging preferential transfer claims under 11 U.S.C. § 547 arising from severance payments, which claims may be litigated, prosecuted, settled or otherwise resolved (A) during the pendency of these Chapter 11 Cases with the reasonable written consent of the Committee and the RWE Committee, or (B) after the Effective Date in accordance with terms to be set forth in the Litigation Trust Agreement.

115.        “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Committee and each of its current and former members; (d) each current and former Affiliate of each Entity in the foregoing clause (a) through the following clause (e); and (e) the directors, officers, and professionals of each Entity in clause (a) through clause (d); provided that, in each case, an Entity shall be an “Exculpated Party” only to the extent it has performed duties in connection with the Chapter 11 Cases. For the avoidance of doubt, the term “Affiliate” as used in this provision does not include IHE Holdings, LLC, Enviva Management International Holdings, Limited, Enviva Management Germany GmbH, Enviva Management Japan K.K., Enviva Management UK, Limited, African Isabelle Shipping Co. Ltd (Bahamas), African Sisters Shipping Co. Ltd (Bahamas), Enviva Wilmington Holdings, LLC, Enviva Pellets Hamlet, LLC, Enviva Energy Services Cooperatief, U.A., Enviva Pellets Amory II, LLC, and Enviva Tooling Services Company, LLC.

116.        “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

117.        “Existing Equity Interest” means all Interests in Enviva Inc. that existed immediately prior to the Effective Date, other than, for the avoidance of doubt, any Interests consisting of rights to acquire Reorganized Enviva Inc. Interests through this Plan, the Rights Offering, the Rights Offering Backstop Agreement, the MIP Documents, the DIP Facility or otherwise.

118.        “Exit Facilities” means any new credit facility to be entered into on the Effective Date pursuant to the Exit Facility Documents, which may include a priority revolving credit facility, up to an aggregate principal amount of $1,000,000,000, as set forth in and consistent with and subject to the terms and conditions of the Exit Facility Credit Agreement(s).

119.        “Exit Facility Agents” means collectively, Acquiom Agency Services LLC and Seaport Loan Products LLC, as administrative agent and collateral agent under the Exit Facility, or any successor thereto, solely in its/their capacity/capacities as such.

120.        “Exit Facility Commitment Letter” means that certain Exit Facility Commitment Letter, dated as of August 30, 2024, as amended, supplemented, or otherwise modified from time to time pursuant to the terms thereof, which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein.

121.        “Exit Facility Credit Agreement(s)” means any credit agreement(s) in respect of the Exit Facility to be entered into by Reorganized Enviva Inc., as administrative borrower, Enviva, LP, as subsidiary borrower, the Exit Facility Agents, the Exit Facility Lenders, and the other secured parties thereunder on the Effective Date. The Exit Facility Credit Agreement(s) in substantially final form, in form and substance consistent with the terms and conditions of the Restructuring Support Agreement and DIP Facility Agreement, including the consent rights contained therein, will be included in the Plan Supplement.

122.        “Exit Facility Documents” means the Exit Facility Credit Agreement(s) and all other agreements, documents, instruments, and amendments related thereto, including any guaranty agreements, pledge and collateral agreements, UCC financing statements, or other perfection documents, subordination agreements, fee letters, and any other security agreements. The Exit Facility Documents shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein.

123.        “Exit Facility Lender” means each lender party to an Exit Facility Credit Agreement.

124.        “Face Amount” means, with respect to a Disputed Claim: (a) the full stated amount claimed by the Holder of such Claim in a Proof of Claim Filed by the General Bar Date (if the Proof of Claim specifies a liquidated amount); (b) the full amount of such Claim listed on the Debtors’ Schedules if the applicable Proof of Claim does not specify a liquidated amount; or (c) the amount of such Claim estimated by the Court for purposes of allowance pursuant to section 502(c) of the Bankruptcy Code; provided that, with respect to such a Claim, the amount estimated by the Court for purposes of allowance pursuant to section 502(c) shall control notwithstanding that such Holder has Filed a Proof of Claim or the amount of such Claim is listed on the Debtors’ Schedules.

125.        “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

126.        “FiberCo Notes” means, collectively, the promissory notes originally issued by Enviva FiberCo, LLC to John Deere and Merchant Bank, and the promissory notes issued by Enviva Pellets, LLC to John Deere, Northland Capital, and JP Morgan Chase Bank, N.A.

127.        “FiberCo Notes Claims” means Claims arising under or in connection with the FiberCo Notes.

128.        “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Court or, with respect to the filing of a Proof of Claim, the Noticing and Claims Agent or the Court through the PACER or CM/ECF website.

129.        “Final DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Claims, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 457], as may be amended from time to time.

130.        “Final Order” means (a) an order or judgment of the Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction, or (b) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Cases (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Rules, may be filed relating to such order shall not prevent such order from being a Final Order. For the avoidance of doubt, for purposes of the Plan, the Final DIP Order shall be treated as a Final Order notwithstanding any pending appeal.

131.        “General Bar Date” means June 14, 2024, at 5:00 p.m. (prevailing Eastern Time), the date established pursuant to the Bar Date Order by which Proofs of Claim (other than for Administrative Expense Claims, Claims held by Governmental Units, and certain other Claims), must be Filed.

132.        “General Unsecured Claims” means Bond General Unsecured Claims and Non-Bond General Unsecured Claims.

133.        “Global Settlement” means the comprehensive settlement between the Debtors, the Ad Hoc Group, the Committee and the RWE Committee, as set forth in the Plan and the Global Settlement Stipulation.

134.        “Global Settlement Stipulation” means that certain Stipulation and Agreed Order [Docket No. [ ]] in respect of the Global Settlement.

135.        “Governmental Bar Date” means September 9, 2024, at 5:00 p.m. (prevailing Eastern Time), the date established pursuant to the Bar Date Order by which Proofs of Claim of Governmental Units must be Filed.

136.        “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

137.        “GUC Distribution Pool Allocation” means, with respect to each Debtor, the percentage ascribed to such Debtor as set forth on Exhibit A hereto.

138.        “Holder” means a Person or Entity holding a Claim against or Interest in a Debtor, as applicable.

139.        “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

140.        “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

141.        “Intercompany Claim” means any Claim held by one Debtor against another Debtor, including Proof of Claim No. 747.

142.        “Intercompany Interest” means an Interest in one Debtor held by another Debtor.

143.        “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in a person (including any Debtor or Reorganized Debtor), including any ordinary share, unit, common stock, preferred stock, membership interest, limited liability company interest, equity ownership, profit interest, partnership interest, or other instrument, evidencing any fixed or contingent ownership interest, whether or not transferable, including any option, warrant, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, other right, contractual or otherwise, to acquire any such interest that existed immediately before the Effective Date, convertible exercisable or exchangeable securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

144.        “Interim Compensation Order” means the Order (I) Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals and (II) Granting Related Relief [Docket No. 317].

145.        “Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Claims, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 103], as may be amended from time to time.

146.        “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

147.        “IRS” means the United States Internal Revenue Service.

148.        “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

149.        “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

150.        “Litigation Trust” means the one or more trusts or funds formed under the Litigation Trust Agreement and the Plan, which trust(s) shall hold the Litigation Trust Assets.

151.        “Litigation Trust Board” has the meaning set forth in Article IV.O.3 of the Plan.

152.        “Litigation Trust Board Member” has the meaning set forth in Article IV.O.3 of the Plan.

153.        “Litigation Trust Agreement” means the trust or similar agreement (if any) providing for the Litigation Trust, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms thereof, which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein and, for the avoidance of doubt, shall be in form and substance reasonably acceptable to each of the Debtors, the Committee, the Ad Hoc Group and the RWE Committee.

154.        “Litigation Trust Assets” means (i) Cash in an amount equal to $1 million, funded by the Debtors in accordance with the terms of the Litigation Trust Agreement; (ii) the Excluded Claims; and (iii) the proceeds of the Excluded Claims.

155.        “Litigation Trust Beneficiaries” means Holders of Allowed General Unsecured Claims.

156.        “Litigation Trust Interest” means a beneficial interest in the Litigation Trust issued to Holders of Allowed General Unsecured Claims on the Effective Date on account of such Claims.

157.        “Litigation Trustee” means the trustee of the Litigation Trust with the role, responsibilities and authority relating to the Litigation Trust and the Excluded Claims set forth in the Litigation Trust Agreement.

158.        “Local Rules” means the Local Rules of the United States Bankruptcy Court for the Eastern District of Virginia.

159.        “Majority Consenting 2026 Noteholders” means the Consenting 2026 Noteholders holding at least one-half in dollar amount of the aggregate outstanding principal amount of the 2026 Notes Claims held by all Consenting 2026 Noteholders at the time of such consent.

160.        “Management Incentive Plan” means that certain management incentive plan of the Reorganized Debtors implemented on the Effective Date and governed by the MIP Documents, pursuant to which the MIP Equity shall be issued on and after the Effective Date and/or reserved for grants made from time to time to directors, officers, or other management employees of the Reorganized Debtors, in a form, amounts, and at times to be determined by the New Board in accordance with this Plan.

161.        “Minority Lender Group” means that certain ad hoc group of first lien lenders represented by Latham & Watkins LLP (among other advisors) that does not constitute the Required Senior Secured Credit Facility Lenders.

162.        “Minority Lender Group Fee and Expense Reimbursement” means reimbursement of all reasonable and documented prepetition and postpetition fees and expenses of the Minority Lender Group, subject to an aggregate maximum limit of $400,000, subject to the terms and conditions set forth in paragraph 13(j) of the Final DIP Order and the review procedures set forth in paragraph 16 of the Final DIP Order.

163.        “MIP Documents” means any documents governing the Management Incentive Plan.

164.        “MIP Equity” means (a) 3.5% of the Reorganized Enviva Inc. Interests, in the form of restricted stock units, on a fully diluted basis, to be issued on the Effective Date, and (b) 6.5% of Reorganized Enviva Inc. Interests, on a fully diluted basis, to be issued at the discretion of the New Board on or after the Effective Date, each in accordance with the Management Incentive Plan.

165.        “New Board” means (a) with respect to Reorganized Enviva Inc., the initial board of directors of Reorganized Enviva Inc., and (b) with respect to each other Reorganized Debtor, the initial board of directors, board of managers, or other governing body of such Reorganized Debtor, in each case as determined pursuant to Article IV.L of this Plan and the Plan Supplement.

166.        “New Organizational Documents” means the Stockholders Agreement and all other new or amended organizational and governance documents for the Reorganized Debtors that will become effective on the Effective Date, including the form of the certificates or articles of incorporation, charters, bylaws, and limited liability company agreements, and/or, if applicable, any registration rights agreements or such other applicable formation documents of each of the Reorganized Debtors and term sheets related thereto. Substantially final forms of the New Organizational Documents will be included in the Plan Supplement. The New Organizational Documents shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein.

167.        “New Securities” means all Reorganized Enviva Inc. Interests (including the DIP Tranche A Equity Allocation, the Rights Offering Shares (including any Unsubscribed Shares), the Reorganized Enviva Inc. Interests issued on account of the Rights Offering Backstop Commitment Premium, and the MIP Equity).

168.        “NMTC Claims” means, collectively, the NMTC QLICI Loan Claims and the NMTC Source Loan Claims.

169.        “NMTC Investment Fund” means COCRF Investor 232, LLC.

170.        “NMTC Participants” means, collectively, (a) the Prepetition NMTC Source Loan Lender, (b) the Prepetition NMTC QLICI Loan Lenders, (c)(i) National Impact Fund, LLC as the managing member of NIF SUB IV, LLC, (ii) UB Community Development, LLC as the managing member of UBCD Sub-CDE Midway, LLC, (iii) PB Community Impact Fund, LLC as the managing member of PBCIF Sub-CDE4, LLC and (iv) MuniStrategies, LLC as the managing member of MuniStrategies Sub-CDE#41, LLC, (d) the NMTC Investment Fund, and (e) Capital One, N.A. as the 100% interest owner of the NMTC Investment Fund.

171.        “NMTC Participant Adequate Protection Claims” means all adequate protection Claims arising in favor of the NMTC Participants under applicable law or pursuant to the Final DIP Order.

172.        “NMTC QLICI Loan Claims” means Claims arising under or in connection with the Prepetition Senior Secured NMTC QLICI Loan Agreement.

173.        “NMTC Source Loan Claims” means Claims arising under or in connection with the Prepetition Senior Secured NMTC Source Loan Agreement.

174.        “Non-AHG Bond General Unsecured Claims” means all Bond General Unsecured Claims held by Holders that are not members of the Ad Hoc Group.

175.        “Non-Bond General Unsecured Claim” means, at each applicable Debtor, any Unsecured Claim (including, for the avoidance of doubt, any Claim arising from the rejection of an Executory Contract or Unexpired Lease with a Debtor) that is not otherwise (x) paid in full or otherwise satisfied during the Chapter 11 Cases in the ordinary course of business or pursuant to an order of the Court or (y) required to be paid in full or otherwise satisfied pursuant to the Plan; provided that Non-Bond General Unsecured Claims shall not include any Unsecured Claim that is an Administrative Expense Claim, an Intercompany Claim, a Claim held by a non-Debtor Affiliate against any Debtor, an Other Priority Claim, a Priority Tax Claim, a Professional Fee Claim, a Section 510(b) Claim, a Cure Claim, or a Bond General Unsecured Claim.

176.        “Noticing and Claims Agent” means Verita Global (f/k/a Kurtzman Carson Consultants LLC), as noticing, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases pursuant to the Order Authorizing the Retention and Appointment of Kurzman Carson Consultants LLC as Claims and Noticing Agent entered by the Court on March 14, 2024 [Docket No. 87].

177.        “Other Priority Claim” means any Claim against a Debtor other than an Administrative Expense Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, to the extent such Claim has not already been paid during the Chapter 11 Cases.

178.        “Other Secured Claim” means any Secured Claim other than a DIP Tranche A Claim, a DIP Tranche B Claim, a Senior Secured Credit Facility Claim, an NMTC Claim, or a Priority Tax Claim.

179.        “Overbid Procedures” means the procedures for the implementation of the Overbid Process, as approved by the Court pursuant to the Disclosure Statement Order and subject in all respects to the consent rights set forth in the Final DIP Order.

180.        “Overbid Process” means the process described in Annex A to the Final DIP Order.

181.        “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

182.        “Petition Date” means March 12, 2024 or March 13, 2024, as applicable, the date on which each Debtor Filed its voluntary petition for relief commencing the Chapter 11 Cases.

183.        “Plan” means this chapter 11 plan, as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Restructuring Support Agreement, and the terms hereof, including the Plan Supplement and all exhibits, supplements, appendices, and schedules to the Plan, which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement and the DIP Facility Agreement, including the consent rights contained therein.

184.        “Plan Administrator” means, on the Effective Date, the Debtors or the Reorganized Debtors, as applicable, their respective agent(s), or any Entity or Entities designated by the Reorganized Debtors, in their discretion (or, if applicable, designated by the Debtors prior to the Effective Date, with the consent of the Majority Consenting 2026 Noteholders and Required Backstop Parties, and otherwise in the Debtors’ discretion), to make or facilitate distributions in accordance with the Plan, to be identified (to the extent known) in the Plan Supplement.

185.       “Plan Supplement” means the compilation of documents and forms of documents, and all schedules, exhibits, attachments, agreements, and instruments referred to therein, ancillary or otherwise, including, among other things: (a) the Exit Facility Credit Agreement(s), (b) the New Organizational Documents, (c) the Stockholders Agreement, (d) the Schedule of Assumed Executory Contracts and Unexpired Leases, (e) the Schedule of Rejected Executory Contracts and Unexpired Leases, (f) the Schedule of Retained Causes of Action, (g) to the extent known and determined, the number and slate of directors or managers to be appointed to the New Board and any information to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, (h) the Restructuring Transactions Exhibit, (i) the identity of the Plan Administrator (to the extent known), and (j) the Litigation Trust Agreement, all of which shall be incorporated by reference into, and are an integral part of, the Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, through and after the Confirmation Date up until the Effective Date, consistent with the Plan, the Restructuring Support Agreement, and the Global Settlement, including any consent rights of the Restructuring Support Parties and the Settlement Parties as set forth in the Global Settlement Stipulation. The Plan Supplement shall be Filed with the Court on or before fourteen (14) days prior to the Voting Deadline.

186.       “Post Effective Date Committee Matters” has the meaning set forth in Article XII.K hereof.

187.       “Preference Actions” means any and all Causes of Action which any of the Debtors or the Estates have asserted or may assert under section 547 of the Bankruptcy Code or any state law equivalent or, to the extent such Causes of Action arise solely in connection with claims under section 547 of the Bankruptcy Code, section 550 of the Bankruptcy Code.

188.        “Preference Excluded Persons” means William H. Schmidt, Jr., Shai S. Even, and John Keppler.

189.        “Prepetition Agents” means the 2026 Notes Indenture Trustee, the Bond Green Bonds Indenture Trustee, the Epes Green Bonds Indenture Trustee and the Senior Secured Credit Facility Agent, each in its capacity as such.

190.        “Prepetition Debt Documents” means the 2026 Notes Indenture, the Bond Green Bonds Indenture, the Epes Green Bonds Indenture and the Senior Secured Credit Facility Documents, and all documents, amendments and supplements related to each of the foregoing.

191.        “Prepetition NMTC QLICI Loan Lenders” means (a) NIF SUB IV, LLC, (b) UBCD Sub-CDE Midway, LLC, (c) PBCIF Sub-CDE4, LLC, and (d) MuniStrategies Sub-CDE#41, LLC.

192.        “Prepetition NMTC Source Loan Lender” means United Bank.

193.        “Prepetition Senior Secured NMTC QLICI Loan Agreement” means that certain Loan Agreement, dated as of June 27, 2022, among Enviva Pellets Epes, LLC, the NMTC QLICI Lenders, and Enviva Inc., as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

194.        “Prepetition Senior Secured NMTC Source Loan Agreement” means that certain Loan Agreement, dated as of June 27, 2022, among Enviva Pellets Epes Finance Company, LLC and the Prepetition NMTC Source Loan Lender, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

195.        “Priority Tax Claim” means any Claim entitled to priority, whether Secured or Unsecured, against a Debtor held by a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

196.        “Pro Rata” means, unless indicated otherwise, the proportion that an Allowed Claim or an Allowed Interest bears to the aggregate amount of Allowed Claims, Allowed Interests, or other matter so referenced, as the context requires.

197.        “Professional” means, in such capacity, an Entity employed pursuant to a Final Order of the Court in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered in such capacity before or on the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

198.        “Professional Fee Claims” means all Claims for the compensation of Professionals for professional services rendered and the reimbursement of expenses incurred by such Professionals on or after the Petition Date through and including the Effective Date under sections 327, 328, 329, 330, or 331 the Bankruptcy Code, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Court. To the extent the Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Allowed Professional Fee Claim.

199.        “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors on the Effective Date in an amount equal to the Professional Fee Reserve Amount, pursuant to Article II.B.

200.        “Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated in accordance with Article II.B.3.

201.        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

202.        “Qualified Bid” means a proposal or offer that meets all of the Qualified Bid Requirements.

203.        “Qualified Bid Requirements” means, with respect to a proposal or offer, the following requirements: (a) submitted in writing, on a binding basis; (b) provides for an Alternative Transaction that satisfies the Threshold Clearing Requirements and that is expected to be consummated prior to the milestone set forth in the Restructuring Support Agreement for the Plan to become effective (as such date may be extended from time to time, including pursuant to the extension set forth in Annex A to the Final DIP Order and, if necessary, for customary regulatory approvals); (c) is accompanied by a timely paid cash deposit in the amount equal to ten percent (10%) of the aggregate purchase price of the proposal or offer on the terms set forth in the Overbid Procedures; (d) is submitted by a potential bidder that has the financial wherewithal to complete the Alternative Transaction without financing contingencies and otherwise meets the requirements to be a “Qualified Bidder”; and (e) otherwise satisfies each of the requirements in Section VII of the Overbid Procedures, which procedures are Filed as Exhibit I to Exhibit A of the Disclosure Statement Motion.

204.        “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

205.        “Rejection Damages Bar Date” means the deadline for Filing a Proof of Claim for Claims for damages arising from the Debtors’ rejection of an Executory Contract or Unexpired Lease, which is: (a) with respect to Claims for damages arising from the Debtors’ rejection of an Executory Contract or Unexpired Lease pursuant to this Plan (including, without limitation, any Executory Contract or Unexpired Lease listed on the Schedule of Rejected Executory Contracts and Unexpired Leases), 30 days after service of a notice of the Effective Date; and (b) with respect to all other Claims for damages arising from the Debtors’ rejection of an Executory Contract or Unexpired Lease, the later of (i) the General Bar Date or the Governmental Bar Date, as applicable, and (ii) 5:00 p.m. (prevailing Eastern Time) on the date that is 30 days following service of an order approving the rejection of such Executory Contract or Unexpired Lease of the Debtors.

206.        “Related Party” means, with respect to any Entity, each of, and in each case solely in its capacity as such and by reason of its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former directors, managers, officers, managed accounts and funds, predecessors, successors and assigns, subsidiaries, and each of their respective current and former officers, directors, managers, principals, members, equity holders, employees, independent contractors, subcontractors, agents, board members, financial advisors, partners (including both general and limited partners), attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, each solely in their capacity as such.

207.        “Released Avoidance Action Party” means any trade counterparty of the Debtors against which the Debtors may hold an Avoidance Action; provided that no Preference Excluded Person shall be a Released Avoidance Action Party.

208.        “Released Party” means each of the following solely in its capacity as such: (a) the Debtors and their Estates; (b) the Reorganized Debtors; (c) the DIP Agents; (d) the DIP Creditors; (e) the Restructuring Support Parties; (f) the Bond Green Bonds Restructuring Support Parties; (g) the Committee and each of its current and former members, in their capacity as such; (h) the RWE Committee and each of its current and former members, in their capacity as such; (i) the Exit Facility Agent; (j) the Exit Facility Lenders; (k) the Rights Offering Backstop Parties; (l) the 2026 Notes Indenture Trustee; (m) the Epes Green Bonds Indenture Trustee; (n) the Senior Secured Credit Facility Agent; (o) each Releasing Party; and (p) each Related Party of each of the foregoing parties under clauses (a) through (o); provided that, in each case, any Holder of a Claim or Interest that is not a Releasing Party shall not be a “Released Party.”

209.        “Releasing Party” means each of the following solely in its capacity as such: (a) the Debtors and their Estates; (b) the Reorganized Debtors; (c) the DIP Agents; (d) the DIP Creditors; (e) the Restructuring Support Parties; (f) the Bond Green Bonds Restructuring Support Parties; (g) the Committee and each of its current and former members, in their capacity as such; (h) the Exit Facility Agent; (i) the Exit Facility Lenders; (j) the Rights Offering Backstop Parties; (k) the 2026 Notes Indenture Trustee; (l) the Epes Green Bonds Indenture Trustee; (m) the Senior Secured Credit Facility Agent; (n) the RWE Committee and each of its current and former members, in their capacity as such; (o) all Holders of Impaired Claims and Interests who voted to accept the Plan; (p) all Holders of Impaired Claims and Interests who abstained from voting on the Plan, voted to reject the Plan, or are deemed to have rejected the Plan; (q) all Holders of Unimpaired Claims; (r) all Holders of Interests; and (s) each Related Party of each Entity in clause (a) through this clause (s) for which such Entity is legally entitled to bind such Related Party to the release contained in the Plan under applicable law; provided that an Entity listed in clauses (o) through (r) shall only constitute a Releasing Party if the applicable Entity either (x) elects to opt in to provide the releases contained in the Plan or (y) is otherwise specifically enumerated in clause (a) through (n); provided further, that any member of the RWE Committee that fails to opt in to provide the releases contained in the Plan shall not be a “Releasing Party” and, if an Entity is not a “Releasing Party,” then its Related Parties (in their capacities as such) are not Releasing Parties.

210.        “Reorganized” means, in relation to a Debtor, such Debtor (or any successor thereto, by merger, consolidation, or otherwise), as reorganized on or after the Effective Date.

211.        “Reorganized Debtors” means, collectively, each of the Debtors (including Reorganized Enviva Inc.) on the Effective Date.

212.        “Reorganized Debtors Cooperation Provisions” has the meaning set forth in Article IV.O hereof.

213.        “Reorganized Enviva Inc.” means Enviva Inc., as Reorganized on the Effective Date, which will hold, directly or indirectly, substantially all of the assets and property of Enviva Inc., including the Intercompany Interests in the Subsidiary Debtors, as Reorganized on or after the Effective Date; provided that such term shall also refer to any successor or replacement entity acting as the corporate parent of the Reorganized Debtors or to Enviva Inc. if and as reorganized under a different name or in a different legal entity form.

214.        “Reorganized Enviva Inc. Equity Pool” means the total number of Reorganized Enviva Inc. Interests to be issued under the Plan.

215.        “Reorganized Enviva Inc. Interest” means an Interest in Reorganized Enviva Inc. that will be issued by the Plan Administrator on the Effective Date (or such other date as set forth herein or in the Plan Supplement) or issued on or after the Effective Date.

216.        “Required Senior Secured Credit Facility Lenders” means Senior Secured Credit Facility Lenders having loans outstanding, exposure and unused commitments in respect of any loans under the Senior Secured Credit Agreement representing more than 50% of the sum of all loans outstanding, exposure and unused commitments in respect of any loans under the Senior Secured Credit Agreement.

217.        “Required DIP Creditors” means, at any time, DIP Creditors having outstanding DIP Loans and unused commitments thereunder representing more than 50% of the sum of all outstanding DIP Loans and unused commitments thereunder at such time; provided the DIP Loans and commitments of any Defaulting DIP Creditor (as defined in the DIP Facility Agreement) shall be disregarded in the determination of the Required DIP Creditors at any time.

218.        “Restructuring” means all actions that may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to effectuate, the Restructuring Support Agreement and the Plan.

219.        “Restructuring Expenses” means the reasonable and documented fees and expenses (including but not limited to fees and expenses for professionals and advisors) incurred by (a) the Ad Hoc Group Advisors, (b) the Senior Secured Credit Facility Agent, (c) the Bonds Green Bonds Indenture Trustee, (d) the Epes Green Bonds Indenture Trustee, (e) the 2026 Notes Indenture Trustee, and (f) the Committee Expenses, in each case pursuant to the terms of (x) any applicable respective fee and engagement letters entered into by such Persons in connection with or arising as a result of the Restructuring, the Plan, or the Chapter 11 Cases, (y) any applicable indenture or agreement, or (z) the Global Settlement Stipulation, and in each case not previously paid by, or on behalf of, the Debtors; provided that the fees and expenses of the Epes Green Bonds Indenture Trustee and the Bond Green Bonds Indenture Trustee shall, as applicable, be subject to any restrictions on the fees and expenses thereof pursuant to the Epes Green Bonds 9019 Order or the Bond Green Bonds 9019 Order.

220.        “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated March 12, 2024 (including all exhibits, annexes, and schedules thereto) by and among the Debtors and the Restructuring Support Parties, Filed as Exhibit C to the Declaration of Glenn Nunziata in Support of Chapter 11 Petitions [Docket No. 27], as amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

221.        “Restructuring Support Parties” means the Consenting 2026 Noteholders, the Consenting Senior Secured Credit Facility Lenders, the AHG Consenting Bond Green Bondholders and Consenting Epes Green Bondholders.

222.        “Restructuring Term Sheet” means that certain term sheet for the Restructuring attached as Exhibit A to the Restructuring Support Agreement, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms of the Restructuring Support Agreement.

223.        “Restructuring Transactions Exhibit” means the exhibit to the Plan Supplement that will set forth the material components of the transactions to effectuate the Restructuring contemplated by the Restructuring Support Agreement, the Plan and the Plan Supplement, including any “restructuring steps memo,” “tax steps memo” or other document describing steps to be taken in connection with the Restructuring; provided that to the extent the exhibit (or any portion thereof) relates to the Global Settlement, such exhibit (or any portion thereof) shall be subject to the reasonable consent rights of the Committee and RWE Committee.

224.        “Retained Causes of Action” means any Cause of Action that any Debtor may have or be entitled to assert on behalf of its Estate or itself, whether or not asserted, that is not released, waived, or transferred by the Debtors pursuant to the Plan, including (i) the Excluded Claims and (ii) the claims and Causes of Action set forth in the Schedule of Retained Causes of Action. For the avoidance of doubt, Excluded Claims are not released and shall be transferred to the Litigation Trust as of the Effective Date in accordance with the Plan.

225.        “Rights Offering” means the equity rights offering pursuant to which each eligible Holder of Allowed Bond General Unsecured Claims will be entitled to receive rights to subscribe to purchase the Rights Offering Shares in accordance with the Plan, the Rights Offering Procedures, and the Rights Offering Backstop Agreement.

226.        “Rights Offering Amount” means proceeds of at least $250 million, which amount shall be subject to adjustment in accordance with the Rights Offering Procedures, generated by the Rights Offering.

227.        “Rights Offering Backstop Agreement” means that certain Backstop Commitment Agreement, entered into and dated as of August 30, 2024, pursuant to which the Rights Offering Backstop Parties have agreed to backstop the Rights Offering. The Rights Offering Backstop Agreement shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein.

228.        “Rights Offering Backstop Approval Order” means an order entered by the Court approving the Rights Offering Backstop Agreement, which order shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein.

229.        “Rights Offering Backstop Parties” means those parties who have executed the Rights Offering Backstop Agreement, in their capacity as such.

230.        “Rights Offering Backstop Commitment Premium” means a premium equal to $29,374,622.28, which shall be subject to dilution on account of the MIP Equity, payable in the form of additional Reorganized Enviva Inc. Interests issued at the same price and with the same applicable discount as the Reorganized Enviva Inc. Interests issued pursuant to the Rights Offering distributed to each Rights Offering Backstop Party in proportion to its individual backstop commitment, and to be issued pursuant to section 4(a)(2) of the Securities Act, section 1145 of the Bankruptcy Code or any other applicable exemption from registration under the Securities Act, other applicable securities laws or the Bankruptcy Code.

231.        “Rights Offering Participants” means those Persons who duly subscribe for shares of Reorganized Enviva Inc. Interests issued by Enviva Inc. in accordance with the Rights Offering Procedures.

232.        “Rights Offering Procedures” means the procedures for the implementation of the Rights Offering, as approved by the Court pursuant to the Disclosure Statement Order, which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein.

233.        “Rights Offering Shares” means the Reorganized Enviva Inc. Interests that shall be issued in the Rights Offering, which shall be subject to dilution by the MIP Equity.

234.        “Rights Offering Subscription Rights” means those certain rights to purchase the Subscription Shares at the applicable Purchase Price (each as defined and set forth in the Rights Offering Procedures) in accordance with the Rights Offering Procedures, which Reorganized Enviva Inc. will issue to holders of Bond General Unsecured Claims that are entitled to participate in the Rights Offering on account of such claims as set forth herein, and which rights shall, (x) as to any Rights Offering Backstop Party, be subject to the designation and transfer rights set forth in Section 2.7 of the Rights Offering Backstop Agreement and Section 8 of the Rights Offering Procedures, as applicable, and (y) otherwise be non-transferable.

235.        “RWE Claims” means Claims against Enviva, LP, Enviva Pellets Waycross, LLC, and Enviva Inc., respectively, described in Proof of Claim Nos. 372, 373 and 374 (which amends and supersedes Proof of Claim No. 396).

236.        “RWE Committee” means the ad hoc committee of holders of interests (whether through having entered into a trade and/or acquiring a beneficial ownership interest in the form of a participation, the acquisition of legal title through an assignment or otherwise), or investment managers or advisors to such holders, in certain of the RWE Claims, and other Claims against the Debtors. For the avoidance of doubt, none of the RWE Committee, any of its members nor any of their respective Related Parties shall include RWE Supply and Trading GmbH.

237.        “RWE Excluded Persons” means Thomas Meth, Shai S. Even, William H. Schmidt, Jr., Michael A. Johnson, and John Keppler.

238.        “RWE Obligors” means Enviva, LP, Enviva Pellets Waycross, LLC and Enviva Inc.

239.        “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, with the consent of the Required DIP Creditors, as set forth in the Plan Supplement, as may be amended from time to time prior to the Effective Date, and which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement and the DIP Facility Agreement, including the consent rights contained therein.

240.        “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, with the consent of the Required DIP Creditors, as set forth in the Plan Supplement, as may be amended from time to time prior to the Effective Date, and which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement and the DIP Facility Agreement, including the consent rights contained therein.

241.        “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, which shall be included in the Plan Supplement, and which shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement and the DIP Facility Agreement, including the consent rights contained therein; provided that, for the avoidance of doubt, the Schedule of Retained Causes of Action shall not include any Causes of Action against any Released Parties.

242.        “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial conformance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

243.        “SEC” means the United States Securities and Exchange Commission.

244.        “Section 510(b) Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code.

245.        “Secured” means a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

246.        “Secured Tax Claim” means any Secured Claim against a Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

247.        “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

248.        “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

249.        “Senior Secured Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 18, 2018, among Enviva Inc., as administrative borrower, Enviva, LP, as subsidiary borrower, the Senior Secured Credit Facility Agent, and the Senior Secured Credit Facility Lenders, as may be amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof.

250.        “Senior Secured Credit Facility” means the revolving and term credit facilities pursuant to the Senior Secured Credit Agreement.

251.        “Senior Secured Credit Facility Agent” means Ankura Trust Company, LLC as administrative agent and collateral agent under the Senior Secured Credit Agreement in its capacity as such, and any successors in such capacity, and solely for the purpose of being included as a “Released Party” under the terms of this Plan, shall also include, Barclays Bank plc, solely in its capacity as the predecessor administrative agent and collateral agent under the Senior Secured Credit Agreement.

252.        “Senior Secured Credit Facility Claims” means Claims arising under or in connection with the Senior Secured Credit Agreement, including approximately $672,495,880 in principal amount, plus accrued and unpaid interest, fees, and other expenses arising under and payable pursuant to the Senior Secured Credit Agreement.

253.        “Senior Secured Credit Facility Documents” means the Senior Secured Credit Agreement and all other agreements, documents, instruments, and amendments related thereto, including any guaranty agreements, pledge and collateral agreements, UCC financing statements, or other perfection documents, subordination agreements, fee letters, and any other security agreements.

254.            “Senior Secured Credit Facility Lender” means each lender party to the Senior Secured Credit Agreement in its capacity as such.

255.            “Senior Secured Credit Facility Lender Adequate Protection Claims” means all adequate protection Claims arising in favor of the Senior Secured Credit Facility Lenders under applicable law or pursuant to the Final DIP Order.

256.            “Settlement Parties” has the meaning set forth in Article IV.O of the Plan.

257.            “Solicitation Materials” means the solicitation materials with respect to the Plan, including the Disclosure Statement (and all exhibits thereto).

258.            “Special Committee” means the special committee of the Board of Directors of Enviva Inc.

259.            “Stockholders Agreement” means the stockholders agreement, limited liability company agreement or similar agreement or instrument that may be entered into on the Effective Date by Reorganized Enviva Inc. and all Holders of the Reorganized Enviva Inc. Interests. A substantially final form of the Stockholders Agreement, if any, in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein, will be included in the Plan Supplement.

260.            “Subscription Rights” means the subscription rights offered to Holders of Allowed Bond General Unsecured Claims to purchase Reorganized Enviva Inc. Interests for an aggregate purchase price of the Rights Offering Amount in accordance with the Rights Offering Procedures.

261.            “Subsidiary Debtors” means, collectively, the following: Enviva Aircraft Holdings Corp.; Enviva Development Finance Company, LLC; Enviva Energy Services, LLC; Enviva GP, LLC; Enviva Holdings GP, LLC; Enviva Management Company, LLC; Enviva MLP International Holdings, LLC; Enviva Partners Finance Corp.; Enviva Pellets Bond, LLC; Enviva Pellets Epes Finance Company, LLC; Enviva Pellets Epes Holdings, LLC; Enviva Pellets Epes, LLC; Enviva Pellets Greenwood, LLC; Enviva Pellets, LLC; Enviva Pellets Lucedale, LLC; Enviva Pellets Waycross, LLC; Enviva Port of Pascagoula, LLC; and Enviva Shipping Holdings, LLC.

262.            “Threshold Clearing Requirements” has the meaning set forth in Article IV.A of the Plan.

263.            “Transaction Election” means the Debtors’ election to consummate an Alternative Transaction.

264.            “Transaction Election Deadline” means no later than 4:00 p.m. (prevailing Eastern Time) on the date that is one (1) calendar day prior to the deadline to object to confirmation of the Plan; provided that such date shall be no earlier than November 5, 2024, at 4:00 p.m. (prevailing Eastern Time).

265.            “Treasury Regulation” shall mean, with respect to any referenced provision, such provision of the regulations of the United States Department of the Treasury or any successor provision.

266.            “Unclaimed Property” means any distribution under the Plan on account of an Allowed Claim whose Holder has not: (a) accepted such distribution or, in the case of distributions made by check, negotiated such check within 90 calendar days of receipt; (b) given notice to the Reorganized Debtors of an intent to accept such distribution within 90 calendar days of receipt; (c) responded to, as applicable, the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate such distribution prior to the deadline included in such request for information; or (d) timely taken any other action necessary to facilitate such distribution.

267.            “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

268.            “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are not “impaired” within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in Cash or Reinstatement.

269.            “Unsecured” means, with respect to a Claim, a Claim or any portion thereof that is not Secured.

270.            “Unsubscribed Shares” means any Rights Offering Shares that are not subscribed for and purchased in the Rights Offering by a Rights Offering Participant.

271.            “U.S. Trustee” means the Office of the United States Trustee for the Eastern District of Virginia.

272.            “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

273.            “Voting Deadline” means, the deadline for submitting votes to accept or reject the Plan, which deadline is November 6, 2024 at 4:00 p.m. (prevailing Eastern Time), unless extended by the Debtors.

274.            “Voting Procedures” means the procedures and instructions for voting on the Plan and related deadlines as set forth in the Court order approving the Disclosure Statement and the solicitation procedures.

B.	Rules of Interpretation

For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) except as otherwise provided, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be in that form or on those terms and conditions; (3) except as otherwise provided, any reference herein to an existing contract, lease, instrument, release, indenture, or other agreement or document shall mean that referenced document, as it may by amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof; (4) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Plan and the Restructuring Support Agreement; (5) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan; (6) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (7) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (8) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (9) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (11) any docket number references in the Plan shall refer to the docket number of any document Filed with the Court in the Chapter 11 Cases.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction, action, or event shall or may occur pursuant to the Plan is a day that is not a Business Day, then such transaction, action, or event shall instead occur on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that the corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors, the Reorganized Debtors, and/or the Litigation Trust, as applicable, to the extent the context requires.

G.	Controlling Document

In the event of an inconsistency between the Plan, the Restructuring Support Agreement, and the Disclosure Statement or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing, other than the Plan Supplement), the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

H.	Consent Rights of Restructuring Support Parties and DIP Creditors

Notwithstanding anything herein to the contrary, any and all consent rights of (1) the Restructuring Support Parties (or any subset thereof) set forth in the Restructuring Support Agreement, (2) the DIP Creditors as set forth in the DIP Orders and the DIP Facility Agreement, (3) the Rights Offering Backstop Parties set forth in the Rights Offering Backstop Agreement, and (4) the Exit Facility Lenders set forth in the Exit Facility Commitment Letter with respect to the form and substance of this Plan, the Disclosure Statement, the motion seeking approval by the Court of the Disclosure Statement, the Plan Supplement, and any other Definitive Documentation, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference and fully enforceable as if stated in full herein. Failure to reference in the Plan the rights referred to in the immediately preceding sentence shall not impair such rights and obligations. The Restructuring Support Agreement, the DIP Facility Agreement, the Rights Offering Backstop Agreement and the Exit Facility Commitment Letter, as applicable, shall control in case of a conflict between the consultation, information, notice, and consent rights of any party set forth in the Restructuring Support Agreement, the DIP Facility Agreement, the Rights Offering Backstop Agreement and the Exit Facility Commitment Letter with the consultation, information, notice, or consent rights set forth in the Plan. Notwithstanding anything in the Plan to the contrary, the consent rights of the Committee and the RWE Committee shall be as set forth in the Global Settlement Stipulation and as otherwise set forth in this Plan.

Article II.
ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL
FEE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Expense Claims

Except with respect to Administrative Expense Claims that are Professional Fee Claims, and except to the extent that an Administrative Expense Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Expense Claim and the applicable Debtor(s) (with the consent of the Majority Consenting 2026 Noteholders) agree to less favorable treatment, each Holder of an Allowed Administrative Expense Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of the unpaid portion of such Allowed Administrative Expense Claim in accordance with the following: (1) if such Administrative Expense Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Expense Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Expense Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim, without any further action by the holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors (with the consent of the Majority Consenting 2026 Noteholders), as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Court or the Final DIP Order.

Except as otherwise provided in this Article II.A of the Plan and except with respect to Administrative Expense Claims that are Professional Fee Claims or that arise in the ordinary course of the Debtors’ businesses, requests for allowance and payment of Administrative Expense Claims must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, pursuant to the procedures specified in the Bar Date Order, the Confirmation Order, and the notice of entry of the Confirmation Order no later than the Administrative Expense Claims Bar Date. Holders of Administrative Expense Claims that are required to, but do not, File and serve on the Debtors or the Reorganized Debtors, as applicable, a request for allowance and payment of such Administrative Expense Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors, the Reorganized Debtors, or their respective assets or property and such Administrative Expense Claims shall be deemed compromised, settled, released, and discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, and the requesting party no later than 90 days after the Effective Date or such other date fixed by the Court. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be Filed with respect to an Administrative Expense Claim previously Allowed.

Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or the property of any of the foregoing, and such Administrative Claims shall be deemed COMPROMISEd, settled, released, and discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any notice to or action, order, or approval of the Court or any other Entity.

B.	Professional Compensation

1.            Final Fee Applications

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through and including the Effective Date, shall be Filed and served on the Reorganized Debtors no later than 45 days after the Effective Date. Each such final request will be subject to approval by the Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court in the Chapter 11 Cases, including the Interim Compensation Order, and once approved by the Court, such Allowed Professional Fee Claims shall be promptly paid in Cash from the Professional Fee Escrow Account up to its full Allowed amount. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims shall be promptly paid by the Reorganized Debtors without any further action or order of the Court. The Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

Except as otherwise provided in the Plan, Professionals shall be paid pursuant to the terms of the Interim Compensation Order.

Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than 21 days after such Professional Fee Claim is Filed with the Court.

2.            Professional Fee Escrow Account

As soon as practicable after Confirmation, and not later than the Effective Date, the Debtors shall, in consultation with the Ad Hoc Group, establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall not be subject to any Lien and shall be maintained in trust solely for the benefit of the Professionals, including with respect to whom fees or expenses have been held back pursuant to the Interim Compensation Order. The funds in the Professional Fee Escrow Account shall not be deemed to be property of the Estates, the Reorganized Debtors, the Litigation Trustee or the Litigation Trust. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the Professional Fee Escrow Account (a) as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order or the Final DIP Order, (b) on such other terms as may be mutually agreed upon between the holder of such an Allowed Professional Fee Claim and the Debtors or the Reorganized Debtors, as applicable, or (c) in accordance with the Interim Compensation Order. When all such Allowed amounts owing to all Professionals on account of Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be turned over to the Reorganized Debtors without any further action or order of the Court.

3.            Professional Fee Reserve Amount

No later than 5 Business Days prior to the Effective Date, the Debtors shall solicit Professionals for estimates of their unpaid Professional Fee Claims before and as of the Effective Date, and such Professionals shall deliver such estimate to the Debtors and counsel to the Ad Hoc Group in writing via email 2 Business Days prior to the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Professional Fee Claims. If a Professional does not timely provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional in consultation with the Ad Hoc Group.

4.            Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Debtors or the Reorganized Debtors shall, in the ordinary course of business and without any further notice or application to or action, order, or approval of the Court, pay in Cash the reasonable, actual, and documented legal, professional, or other fees and expenses incurred by the Reorganized Debtors and, solely as it pertains to the Post Effective Date Committee Matters set forth in Article XII.K hereof, the Committee; provided that (x) nothing in the foregoing shall limit the rights of the Reorganized Debtors to dispute or seek further information as to the reasonableness of such Post Effective Date fees and expenses, (y) the Reorganized Debtors and the applicable party or professional shall work in good faith to consensually resolve any dispute or disagreement with respect to such fees and expenses and (z) to the extent the respective parties cannot resolve such dispute amicably, the applicable parties may return to the Court for further determination.

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional for fees and expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order, or approval of the Court. For the avoidance of doubt, professional persons employed or compensated by the Litigation Trust shall be employed and compensated by the Litigation Trust and not by the Debtors, their Estates or the Reorganized Debtors.

C.	DIP Facility Claims

1.            Allowance

All DIP Facility Claims shall be deemed Allowed as of the Effective Date in an amount equal to the aggregate amount of the DIP Obligations, including, without limitation, (a) the principal amount of all notes and loans outstanding under the DIP Facility as of the Effective Date, (b) all interest accrued and unpaid thereon through and including the Effective Date, and (c) any and all accrued and unpaid fees, expenses and indemnification or other obligations of any kind payable under the DIP Facility Documents.

From and after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall, without any further notice to or action, order or approval of the Court or any other party, pay in Cash the legal, professional and other fees and expenses of the DIP Agents in accordance with the Final DIP Order, but without any requirement that the professionals of the DIP Agents comply with the review procedures set forth therein.

2.            DIP Tranche A Claims

Except to the extent that a Holder of an Allowed DIP Tranche A Claim agrees to a less favorable treatment (which treatment shall be subject to the consent of the Majority Consenting 2026 Noteholders), in full and final satisfaction, compromise, settlement, release and discharge of each Allowed DIP Tranche A Claim, as well as any other fees, interest, or other obligations owing to third parties under the DIP Facility Agreement and/or the DIP Orders, to the extent any DIP Tranche A Claims and such other fees, interest or other obligations owing to third parties under the DIP Facility Agreement and/or the DIP Orders have not otherwise been repaid or satisfied, each Holder of an Allowed DIP Tranche A Claim shall receive in exchange for such Claim, on the Effective Date, payment in full in Cash; provided that, to the extent such Holder elected, by the DIP Tranche A Equity Participation Election Time, to make a portion of its DIP Tranche A Claim, up to the principal amount of any DIP Obligations then owing in respect of such Allowed DIP Tranche A Claims held by such Holder, subject to the DIP Tranche A Equity Participation, such Holder will receive its Pro Rata share of the DIP Tranche A Equity Allocation in lieu of Cash, which shall be offset against repayment of the applicable portion of such Holder’s DIP Obligations then owing in respect of such Allowed DIP Tranche A Claims. In accordance with the DIP Facility Agreement, a Holder of an Allowed DIP Tranche A Claim may elect, pursuant to a notice reasonably acceptable to the DIP Agents, to offset the DIP Obligations owed to it under the DIP Facility (including with respect to any fees or premiums but after any offset described in the preceding proviso) against any payment obligations it may have with respect to the Rights Offering.

3.            DIP Tranche B Claims

Except to the extent that a Holder of an Allowed DIP Tranche B Claim agrees to a less favorable treatment (which treatment shall be subject to the consent of the Majority Consenting 2026 Noteholders), in full and final satisfaction, compromise, settlement, release and discharge of each Allowed DIP Tranche B Claim, as well as any other fees, interest, or other obligations owing to third parties under the DIP Facility Agreement and/or the DIP Orders, to the extent any DIP Tranche B Claims and such other fees, interest or other obligations owing to third parties under the DIP Facility Agreement and/or the DIP Orders have not otherwise been repaid, each Holder of an Allowed DIP Tranche B Claim shall receive in exchange for such Claim, on the Effective Date, payment in full in Cash. In accordance with the DIP Facility Agreement, a Holder of an Allowed DIP Tranche B Claim may elect, pursuant to a notice reasonably acceptable to the DIP Agents, to offset the DIP Obligations owed to it under the DIP Facility (including with respect to any fees or premiums but after any offset against repayment of the principal amount of such Holder’s DIP Obligations then owing in respect of such Allowed DIP Tranche B Claims) against any payment obligations it may have with respect to the Rights Offering.

4.            Repayment, Termination of Liens and Survival

In accordance with the terms of the Plan, on the Effective Date all Liens granted to secure the Allowed DIP Facility Claims shall be automatically terminated and all collateral subject to such Liens shall be automatically released and, in each case, shall be of no further force and effect without any further notice to, or action, order, or approval of, the Court, the DIP Agents, the DIP Creditors, or any other Entity.

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the DIP Facility and the DIP Facility Documents shall continue in full force and effect after the Effective Date with respect to any unsatisfied obligations thereunder, as applicable, including, but not limited to, those provisions relating to the rights of the DIP Agent and the other DIP Creditors to expense reimbursement, indemnification, and other similar amounts (either from the Debtors or the DIP Creditors) and any provisions that may survive termination or maturity of the DIP Facility in accordance with the terms thereof.

D.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment (which treatment shall be subject to the consent of the Majority Consenting 2026 Noteholders), in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business by the Reorganized Debtors. In the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.

E.	Statutory Fees

All U.S. Trustee fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, each Debtor or Reorganized Debtor, as applicable, shall pay any and all such fees for each quarter (including any fraction thereof) until such Debtor’s or Reorganized Debtor’s Chapter 11 Case is converted, dismissed, or a final decree is issued, whichever occurs first. The Reorganized Debtors shall continue to file quarterly, post-confirmation operating reports in accordance with the U.S. Trustee’s Region 4 Guidelines for Debtors-in-Possession. For the avoidance of doubt, the Litigation Trust shall not be responsible for payment of U.S. Trustee fees or be required to file quarterly reports.

Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Summary of Classification

Claims and Interests, except for Administrative Expense Claims, Professional Fee Claims, DIP Facility Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, waived, or otherwise satisfied prior to the Effective Date.

The classification of Claims and Interests against each Debtor pursuant to the Plan is as set forth below. This Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. Notwithstanding the foregoing, any Class that is vacant as to a particular Debtor will be treated in accordance with Article III.E below. The classification of Claims and Interests set forth herein, shall apply separately to each of the Debtors, except as expressly set forth herein. All of the potential Classes for the Debtors are set forth herein. Voting tabulations for recording acceptances or rejections of this Plan shall be conducted on a Debtor-by-Debtor basis as set forth herein.

1.            Class Identification

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claim/Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Senior Secured Credit Facility Claims	Unimpaired	Presumed to Accept
4	NMTC Claims	Unimpaired	Presumed to Accept
5	Bond General Unsecured Claims	Impaired	Entitled to Vote
6	Non-Bond General Unsecured Claims	Impaired	Entitled to Vote
7	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote
8	Section 510(b) Claims	Impaired	Deemed to Reject
9	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote
10	Existing Equity Interests	Impaired	Deemed to Reject

B.	Treatment of Claims and Interests

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or Reorganized Debtors, and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of the Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.            Class 1 – Other Priority Claims

a.	Classification: Class 1 consists of all Other Priority Claims.

b.	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each Holder thereof shall receive, at the option of the Debtors or the Reorganized Debtors, as applicable, with the consent of the Majority Consenting 2026 Noteholders, either:

i.	payment in full, in Cash of the unpaid portion of its Allowed Other Priority Claim; or

ii.	such other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code,

in each case payable on the later of the Effective Date and the date that is 10 Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or as soon as reasonably practicable thereafter.

c.	Voting: Class 1 is Unimpaired under the Plan. Each Holder of an Other Priority Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Other Priority Claims will not be entitled to vote to accept or reject the Plan.

2.            Class 2 – Other Secured Claims

a.	Classification: Class 2 consists of all Other Secured Claims.

b.	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Other Secured Claim, each such Holder shall receive, at the option of the Debtors or the Reorganized Debtors, as applicable, with the consent of the Majority Consenting 2026 Noteholders, either:

i.	payment in full in Cash of such Holder’s Allowed Other Secured Claim;

ii.	the collateral securing such Holder’s Allowed Other Secured Claim;

iii.	Reinstatement of such Holder’s Allowed Other Secured Claim; or

iv.	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

c.	Voting: Class 2 is Unimpaired under the Plan. Each Holder of an Other Secured Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Other Secured Claims will not be entitled to vote to accept or reject the Plan.

3.            Class 3 – Senior Secured Credit Facility Claims

a.	Classification: Class 3 consists of all Senior Secured Credit Facility Claims.

b.	Allowance: On the Effective Date, the Senior Secured Credit Facility Claims shall be Allowed in the aggregate principal amount equal to $672,495,880, plus any accrued and unpaid interest thereon and fees, expenses, costs, charges, indemnities, and other obligations incurred and payable under the Senior Secured Credit Facility Documents (subject to the limitations set forth in paragraph 13(j) of the Final DIP Order and Article IV.H hereof).

c.	Treatment: On the Effective Date, or as soon as practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for the Allowed Senior Secured Credit Facility Claims, such Allowed Senior Secured Credit Facility Claims shall receive payment in full in Cash.

d.	Voting: Class 3 is Unimpaired under the Plan. Holders of Senior Secured Credit Facility Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

4.            Class 4 – NMTC Claims

a.	Classification: Class 4 consists of all NMTC Claims.

b.	Allowance: On the Effective Date, the NMTC Claims shall be Allowed in the respective amount of the Allowed NMTC QLICI Loan Claims and the Allowed NMTC Source Loan Claims.

c.	Treatment: On the Effective Date, all Allowed NMTC Claims shall, at the option of the Debtors or the Reorganized Debtors, as applicable, with the consent of the Majority Consenting 2026 Noteholders, either:

i.	be Reinstated in accordance with section 1124(2) of the Bankruptcy Code and continued after the Effective Date; or

ii.	receive payment in full in Cash or such other treatment so as to render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

d.	Voting: Class 4 is Unimpaired under the Plan. Holders of NMTC Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

5.            Class 5 – Bond General Unsecured Claims

a.	Classification: Class 5 consists of all Bond General Unsecured Claims.

b.	Allowance: On the Effective Date, the Bond General Unsecured Claims shall be Allowed in the following principal amounts, plus, in each case, accrued and unpaid prepetition interest, fees, indemnities and any and all other expenses arising in connection therewith:

i.	the 2026 Notes Claims shall be Allowed in the aggregate principal amount of $750,000,000 against each of the 2026 Notes Issuers and the 2026 Notes Guarantors;

ii.	the Bond Green Bonds Claims shall be Allowed in the aggregate principal amount of $100,000,000, less the amount of the Bond Green Bonds Cash Paydown, against each of Enviva Inc. and the Bond Green Bonds Guarantors; and

iii.	the Epes Green Bonds Claims shall be Allowed in the aggregate principal amount of $250,000,000, less the amount of the Epes Green Bonds Cash Paydown, against each of Enviva Inc. and the Epes Green Bonds Guarantors.

c.	Treatment: On the Effective Date, except to the extent that a Holder of a Bond General Unsecured Claim agrees to less favorable treatment, with the consent of the Majority Consenting 2026 Noteholders, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Bond General Unsecured Claim against each applicable Debtor, each such Holder thereof shall receive its Pro Rata share of:

i.	the Bond General Unsecured Claims Equity Pool;

ii.

the Subscription Rights; provided that any Holder of a Non-AHG Bond General Unsecured Claim who does not timely elect to exercise its Subscription Rights in accordance with the Rights Offering Procedures shall receive Cash in an amount equal to 6.622% of the Holder’s Allowed Bond General Unsecured Claim; and

iii.	89.91% of the Litigation Trust Interests.

d.	Voting: Class 5 is Impaired under the Plan. Each Holder of a Bond General Unsecured Claim will be entitled to vote to accept or reject the Plan.

6.            Class 6 – Non-Bond General Unsecured Claims

a.	Classification: Class 6 consists of all Non-Bond General Unsecured Claims.

b.

Treatment: Except to the extent that a Holder of a Non-Bond General Unsecured Claim agrees to less favorable treatment, with the consent of the Majority Consenting 2026 Noteholders, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Non-Bond General Unsecured Claim, each Holder thereof shall receive, with respect to the applicable Debtor, its Pro Rata share of: (i) Cash in an amount equal to $41.94 million multiplied by the applicable GUC Distribution Pool Allocation; and (ii) 10.09% of the Litigation Trust Interests multiplied by the applicable GUC Distribution Pool Allocation;

c.	Voting: Class 6 is Impaired under the Plan. Each Holder of a Non-Bond General Unsecured Claim will be entitled to vote to accept or reject the Plan.

7.            Class 7 – Intercompany Claims

a.	Classification: Class 7 consists of all Intercompany Claims.

b.	Treatment: All Intercompany Claims will be adjusted, Reinstated, compromised, or discharged on the Effective Date in the applicable Debtor’s discretion, with the consent of the Majority Consenting 2026 Noteholders.

c.	Voting: Class 7 Intercompany Claims are either Unimpaired, in which case the Holders of such Intercompany Claims conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired and not receiving any distribution under the Plan, in which case the Holders of such Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Intercompany Claim will not be entitled to vote to accept or reject the Plan.

8.            Class 8 – Section 510(b) Claims

a.	Classification: Class 8 consists of all Section 510(b) Claims.

b.	Treatment: All Section 510(b) Claims against the Debtors shall be discharged and released, and will be of no further force or effect, and the Holders of Section 510(b) Claims shall not receive or retain any distribution, property, or other value on account of their Section 510(b) Claims.

c.	Voting: Class 8 is Impaired under the Plan. Holders of Section 510(b) Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

9.            Class 9 – Intercompany Interests

a.	Classification: Class 9 consists of all Intercompany Interests.

b.	Treatment: All Intercompany Interests shall be Reinstated and otherwise unaffected by the Plan or canceled in exchange for replacement equity interests in the applicable Reorganized Debtor on the Effective Date in the applicable Debtor’s discretion, with the consent of the Majority Consenting 2026 Noteholders.

c.	Voting: Class 9 Intercompany Interests are either Unimpaired, in which case the Holders of such Intercompany Interests conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired and not receiving any distribution under the Plan, in which case the Holders of such Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Intercompany Interest will not be entitled to vote to accept or reject the Plan.

10.            Class 10 – Existing Equity Interests

a.	Classification: Class 10 consists of all Existing Equity Interests.

b.

Treatment: All existing Equity Interests in Enviva Inc. will be cancelled and extinguished, and Holders of Existing Equity Interests in Enviva Inc. shall receive no recovery pursuant to the Plan on account of such Interests.

c.

Voting: Class 10 is Impaired under the Plan. Holders of Existing Equity Interests in Enviva Inc. are conclusively deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Equity Interests in Enviva Inc. are not entitled to vote to accept or reject the Plan.

C.            Special Provision Governing Unimpaired or Reinstated Claims

Except as specifically provided in the Plan, the Final DIP Order or any other Final Order, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ claims, Causes of Action, rights, or defenses in respect of any Unimpaired Claims or Reinstated Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims or Reinstated Claims.

D.            Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtors reserve the right to seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests, and the Filing of the Plan shall constitute a motion for such relief.

E.	Elimination of Vacant Classes

Any Class of Claims that does not contain an Allowed Claim or a Claim temporarily Allowed by the Court for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by such Class.

G.	Intercompany Claims and Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Claims and Intercompany Interests are not being received by Holders of such Intercompany Claims and Intercompany Interests on account of their Intercompany Claims and Intercompany Interests but for the purposes of administrative convenience, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.

H.	Subordinated Claims

Except as may be the result of the compromise and settlement described in Article VIII.A of the Plan, the allowance, classification, and treatment of all Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to reclassify any Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Restructuring

Unless the Transaction Election is made, on or, with the consent of the Majority Consenting 2026 Noteholders, before the Effective Date, the applicable Debtors or the Reorganized Debtors, shall undertake the Restructuring in accordance with the Restructuring Transactions Exhibit, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, sale, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, the Restructuring Support Agreement, and the Plan Supplement, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Restructuring Support Agreement, and the Plan Supplement, and having other terms for which the applicable Entities agree; (3) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (4) the execution, delivery and filing, if applicable, of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, or dissolution pursuant to applicable state law, including any New Organizational Documents; (5) the issuance of securities, including the Reorganized Enviva Inc. Interests (including the DIP Tranche A Equity Allocation, the Rights Offering Shares, and the Reorganized Enviva Inc. Interests issued on account of the Rights Offering Backstop Commitment Premium), which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule; (6) the execution and delivery of the Exit Facility Documents, which shall occur on the Effective Date; (7) the execution and delivery of Definitive Documentation not otherwise included in the foregoing, if any; (8) the settlement, reconciliation, repayment, cancellation, discharge, and/or release, as applicable, of Intercompany Claims consistent with the Plan; (9) all other actions that the Debtors or the Reorganized Debtors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, in each case consistent with and pursuant to the terms and conditions of the Plan and the Restructuring Support Agreement. The Confirmation Order shall and shall be deemed, pursuant to sections 363, 365 1123, and 1145(a) of the Bankruptcy Code, to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring.

1.            Overbid Process

Consistent with the Overbid Process set forth in the Final DIP Order, as an alternative to the Restructuring set forth in the Plan, the Debtors have actively marketed offers for, or are in the process of actively marketing offers for Alternative Transactions, solely to the extent such transactions meet the Threshold Clearing Requirements. Alternative Transactions may take the form of (a) one or more sales or dispositions of the Company Assets or (b) one or more reorganization transactions involving the Debtors and/or the Company Assets.

As set forth in the Overbid Procedures, any Alternative Transaction must meet the following requirements (the “Threshold Clearing Requirements”):

a.	Provide for the repayment in cash in full of all DIP Facility Claims, Administrative Expense Claims, Priority Tax Claims, Other Priority Claims, Senior Secured Credit Facility Claims, NMTC Claims, FiberCo Notes Claims, Amory Seller Note Claims, 2026 Notes Claims, Bond Green Bonds Claims (after taking into account the Bond Green Bonds Cash Paydown), Epes Green Bonds Claims (after taking into account the Epes Green Bonds Cash Paydown), and the Rights Offering Backstop Commitment Premium and the fee set forth in the Exit Facility Commitment Letter (unless such fees are not approved by the Court), including, as applicable, claims in respect of principal, interest, fees, expenses and other amounts owing under the applicable instrument; or

b.	Are otherwise acceptable to the Majority Consenting 2026 Noteholders (it being understood that no Alternative Transaction or indication or bid for an Alternative Transaction shall be deemed to satisfy this clause (b) unless and until the Majority Consenting 2026 Noteholders have manifested such acceptance expressly and in writing (including by email from counsel)).

If the Debtors obtain one or more Qualified Bids for an Alternative Transaction that satisfies the Threshold Clearing Requirements, and which the Debtors, in consultation with the Ad Hoc Group and the Committee, determine in good faith and in an exercise of their business judgment will maximize value for the Debtors’ estates and provide higher and better value as compared to the Restructuring contemplated by the Plan, the Debtors will make the Transaction Election and thereby elect to consummate an Alternative Transaction in accordance with the Overbid Procedures and the Overbid Process. The Transaction Election, if any, shall be made no later than the Transaction Election Deadline. For the avoidance of doubt, the Transaction Election Deadline may not be extended except with the express written consent of the Debtors and the Majority Consenting 2026 Noteholders. If the Transaction Election is made, the Debtors will modify the Plan to reflect the terms of the Alternative Transaction and resolicit the amended Plan, if necessary.

The rights related to and in connection with the Overbid Process of (a) the Restructuring Support Parties, as provided in the Final DIP Order and the Restructuring Support Agreement, (b) the commitments parties, as provided in the Exit Facility Commitment Letter, and (c) the Rights Offering Backstop Parties, as provided in the Rights Offering Backstop Agreement, and in each case, in the Overbid Procedures are expressly reserved.

In the event the Debtors make the Transaction Election and elect to consummate an Alternative Transaction in accordance with the Overbid Procedures and the Overbid Process, and such Alternative Transaction does not provide for the repayment in cash in full of all RWE Claims, each Holder of a RWE Claim shall have the right to modify its vote on the Plan without any requirement to show cause.

B.	Sources of Consideration for Plan Distributions

The Debtors, the Reorganized Debtors, the Plan Administrator and/or the Litigation Trustee, as applicable, shall fund distributions under the Plan as follows:

1.            Cash on Hand

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall make all Cash distributions required to be made under the Plan using Cash on hand as of the Effective Date, including Cash from operations and the proceeds of the Rights Offering. All remaining Cash on hand as of the Effective Date, after payment of all Cash distributions required to be made on the Effective Date, including Cash from operations and the proceeds of the Rights Offering, but excluding the Cash funded into the Professional Fee Escrow Account, shall be retained by, vested in, or transferred to, as applicable, the Reorganized Debtors. Cash payments to be made pursuant to the Plan will be made by the Debtors or the Reorganized Debtors, as applicable. The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan and continue the operations of their businesses in the ordinary course of business. Except as set forth herein, any changes in intercompany account balances resulting from such transfers may be accounted for and/or settled in accordance with the Debtors’ historical intercompany account settlement practices and any such action will not violate the terms of the Plan.

2.            Exit Financing

a.	Exit Facility

On the Effective Date, the Reorganized Debtors will enter into the Exit Facility in accordance with the terms of the Exit Facility Credit Agreement(s). The Reorganized Debtors may use the proceeds of the Exit Facility for any purpose permitted by the Exit Facility Documents, including the funding of Cash distributions under the Plan and satisfaction of ongoing working capital needs.

The Confirmation Order shall constitute approval of the Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Reorganized Debtors in connection therewith), and authorization for the Debtors or the Reorganized Debtors, as applicable, without further notice to or order of the Court, to enter into, execute, deliver, and perform under the Exit Facility Documents and such other documents as may be required or appropriate to effectuate the transactions contemplated thereby. Execution of the Exit Facility Documents by the Exit Facility Agent shall be deemed to bind all Exit Facility Lenders as if each such Exit Facility Lenders had executed the applicable Exit Facility Documents with appropriate authorization, regardless of whether such Exit Facility Lender has executed a signature page thereto.

The Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, whether under the Bankruptcy Code or other applicable non-bankruptcy law, and shall not constitute preferential transfers, fraudulent transfers, obligations, or conveyances, or other voidable transfers or obligations under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted by the Reorganized Debtors in accordance with the Exit Facility Documents (including any Liens and security interests previously granted with respect to the Senior Secured Credit Facility Documents or the DIP Facility Documents that are deemed to be granted in accordance with the Exit Facility Documents) (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed automatically perfected on the Effective Date without the need for the taking of any further filing, recordation, approval, consent or other action, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, and (d) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, obligations, or conveyances, or other voidable transfers or obligations under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents, and take any other actions necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically on the Effective Date by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. The Reorganized Debtors shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

b.	Alternative Exit Financing

The Debtors have engaged in a best-efforts exit debt financing process to seek proposals for alternative exit debt financing in consultation with and subject to a process acceptable to the Majority Consenting 2026 Noteholders, as provided for and set forth more fully in the Exit Commitment Letter. In the event that the Debtors are able to secure alternative exit debt financing on terms that are more favorable to the Debtors and their Estates than the terms of the Exit Facility, in accordance with the Backstop Order, the Debtors may file an amended Plan Supplement reflecting the terms of such alternative exit debt financing. Absent any objections from any party in interest within seven (7) days after the filing of such amended Plan Supplement, the Debtors will be authorized to enter into the alternative exit debt financing and emerge from these Chapter 11 Cases with the alternative exit debt financing as a source of funds for plan distributions in lieu of the Exit Facility, without resolicitation, further amendment or modification of this Plan, notice with respect thereto or order of the Court.

3.            Litigation Trust Assets

The Litigation Trustee shall fund distributions under the Plan, for the benefit of the Litigation Trust Beneficiaries, in accordance with the Plan and the Litigation Trust Agreement. For the avoidance of doubt, other than the vesting of the Litigation Trust Assets on the Effective Date, none of the Debtors, their Estates or the Reorganized Debtors shall be responsible for any compensation or be obligated hereunder to bear any cost or expense or other liability in connection with the administration of the Litigation Trust.

C.             Issuance and Distribution of Reorganized Enviva Inc. Interests

On the Effective Date Reorganized Enviva Inc. shall be authorized to and shall issue the Reorganized Enviva Inc. Interests (including the DIP Tranche A Equity Allocation, the Rights Offering Shares, and the Reorganized Enviva Inc. Interests issued on account of the Rights Offering Backstop Commitment Premium) for distribution or reservation, as the case may be, in accordance with the terms of the Plan, the Restructuring Transactions Exhibit, any DIP Tranche A Equity Participation Agreement, the Rights Offering Backstop Agreement, and the Rights Offering Procedures without the need for any further corporate action. All Holders of Reorganized Enviva Inc. Interests (whether issued and distributed hereunder, including on account of the DIP Tranche A Equity Participation, or pursuant to the Rights Offering or otherwise, and in each case, whether such Reorganized Enviva Inc. Interests are held directly or indirectly through the facilities of DTC) shall be deemed to be a party to, and bound by, the Stockholders Agreement in accordance with its terms, without the requirement to execute a signature page thereto; provided, that, without in any way reducing the force and effect of the foregoing, the Debtors may, in their discretion and as a means of further assurance (and with the consent of the Majority Consenting 2026 Noteholders) require that such Holders become party to the New Organizational Documents, either as a condition to distribution of the Reorganized Enviva Inc. Interests or at a later date.

All of the Reorganized Enviva Inc. Interests, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable). Each distribution and issuance of the Reorganized Enviva Inc. Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents, any DIP Tranche A Equity Participation Agreement, the Rights Offering Backstop Agreement, and the Rights Offering Procedures, as applicable, which terms and conditions shall bind each Entity receiving such distribution or issuance.

For the avoidance of doubt, the acceptance of Reorganized Enviva Inc. Interests by any Holder of any Claim or Interest or any other Entity shall be deemed as such Holder’s or Entity’s agreement to the applicable New Organizational Documents as may be amended or modified from time to time following the Effective Date in accordance with their terms.

The amount of Reorganized Enviva Inc. Interests, if any, that will be issued on the Effective Date on account of the Bond General Unsecured Claims Equity Pool will be determined based upon, among other things, the Reorganized Debtors’ projected net debt as of the Plan’s Effective Date, as estimated by the Debtors as of the week prior to the estimated Plan’s Effective Date.

To the extent practicable, as determined in good faith by the Debtors and the Majority Consenting 2026 Noteholders, the Reorganized Debtors shall (a) emerge from these Chapter 11 Cases as private companies on the Effective Date and not be subject to SEC reporting requirements under Sections 12 or 15 of the Exchange Act, or otherwise; provided that the Debtors are able to meet the requisite thresholds for SEC deregistration; (b) not be voluntarily subjected to any reporting requirements promulgated by the SEC; except, in each case, as otherwise may be required pursuant to the New Organizational Documents, the Exit Facilities Documents or applicable law; (c) not be required to list the Reorganized Enviva Inc. Interests on a national securities exchange; (d) timely file or otherwise provide all required filings and documentation to allow for the termination and/or suspension of registration with respect to SEC reporting requirements under the Exchange Act prior to the Effective Date; (e) make good faith efforts to ensure DTC eligibility of securities issued in connection with the Plan (other than any securities required by the terms of any agreement or by the applicable securities laws to be held on the books of an agent and not in DTC); and (f) take steps necessary to reduce regulatory and/or compliance costs in connection with the foregoing.

D.	Rights Offering

On the Effective Date, the Debtors shall consummate the Rights Offering pursuant to the terms and conditions of the Plan and the Rights Offering Procedures. The Rights Offering shall be conducted prior to the Effective Date and the Rights Offering Shares shall be issued Pro Rata to the Rights Offering Participants pursuant to the Plan and the Rights Offering Procedures. Pursuant to the Plan, the Rights Offering Procedures, and the Rights Offering Backstop Agreement, the Rights Offering shall be open to all eligible Holders of Allowed Bond General Unsecured Claims. The consummation of the Rights Offering is conditioned on the consummation of the Plan and satisfaction of the conditions set forth in the Rights Offering Procedures and in the Rights Offering Backstop Agreement, as applicable. The Rights Offering Subscription Rights may not be sold, transferred, or assigned, except in the circumstances described in the Rights Offering Procedures.

The Rights Offering Backstop Parties have agreed (on a several and not joint basis) to purchase any Unsubscribed Shares offered in the Rights Offering pursuant to the terms and conditions of the Rights Offering Backstop Agreement. On the Effective Date, the rights and obligations of the Debtors under the Rights Offering Backstop Agreement shall vest in the Reorganized Debtors.

On the Effective Date, as consideration for the commitments provided under the Rights Offering Backstop Agreement, and subject to and as set forth in the Rights Offering Backstop Agreement and the Rights Offering Backstop Approval Order, Reorganized Enviva Inc. Interests in an amount equal to the Rights Offering Backstop Commitment Premium (which shall be subject to dilution on account of the MIP Equity) shall be distributed to the Rights Offering Backstop Parties.

E.	DIP Tranche A Equity Participation

On or prior to the DIP Tranche A Equity Participation Election Time, Holders of Allowed DIP Tranche A Claims may elect whether to participate in the DIP Tranche A Equity Participation (1) solely in the case of the Rights Offering Backstop Parties and their related funds, pursuant to the Rights Offering Backstop Agreement, and (2) in the case of any other Holder of DIP Tranche A Claims, pursuant to a DIP Tranche A Equity Participation Agreement that is in form and substance acceptable to the Majority Consenting 2026 Noteholders and parties whose consent is required under the Rights Offering Backstop Agreement; provided that the Debtors shall be permitted to waive or modify such DIP Tranche A Equity Participation Agreements solely with the consent of the Majority Consenting 2026 Noteholders and such other consents as required under the Rights Offering Backstop Agreement.

On the Effective Date, subject to the terms hereof, Reorganized Enviva Inc. Interests shall be distributed to the Holders of the DIP Tranche A Claims that elect to participate in the DIP Tranche A Equity Participation by the DIP Tranche A Equity Participation Election Time.

F.	Corporate Existence

Except as otherwise provided in the Plan, the Plan Supplement (including the Restructuring Transactions Exhibit), the Confirmation Order, or any agreement, instrument, or other document incorporated herein or therein, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed or pursuant to the respective certificate of incorporation and bylaws (or other formation documents and agreements) in effect prior to the Effective Date, except to the extent that such certification of incorporation and bylaws (or other formation documents and agreements) are amended under the Plan, including, with respect to Reorganized Enviva Inc., pursuant to the New Organizational Documents, or otherwise, in each case, consistent with the Plan, and to the extent such documents are amended, such documents are deemed amended pursuant to the Plan and require no further action or approval (other than any requisite filings, approvals or consents required under applicable state, provincial or federal law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents or agreements) of one or more of the Reorganized Debtors may be amended or modified without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, merged, converted, liquidated, etc., without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

G.	Vesting of Property in the Reorganized Debtors

Except as otherwise provided in the Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated herein or therein, on the Effective Date all property in each Estate, including all Causes of Action and, for the avoidance of doubt, all equity interests in EWH held by Enviva, LP, and any property acquired by any of the Debtors shall vest in each applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, or the each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Except with respect to Liens securing the Exit Facility, as applicable, or as otherwise provided for in the Plan, to the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors or any administrative agent under the Exit Facility Documents, as applicable, that are necessary or desirable to cancel and/or extinguish such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

After the Effective Date, the Reorganized Debtors may present Court order(s) or assignment(s) suitable for filing in the records of every county or governmental agency where the property vested in accordance with the foregoing paragraph is or was located, which provide that such property is conveyed to and vested in the Reorganized Debtors; provided that the presentation or filing of the Confirmation Order shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of any mortgages, deeds of trust, Liens, pledges, or other security interests. The Court order(s) or assignment(s) may designate all Liens, Claims, encumbrances, or other interests which appear of record and/or from which the property is being transferred, assigned and/or vested free and clear of. The Plan shall be conclusively deemed to be adequate notice that such Lien, Claim, encumbrance, or other interest is being extinguished and no notice, other than by the Plan, shall be given prior to the presentation of such Court order(s) or assignment(s). Any Person having a Lien, Claim, encumbrance, or other interest against any of the property vested in accordance with the foregoing paragraph shall be conclusively deemed to have consented to the transfer, assignment and vesting of such property to or in the Reorganized Debtors free and clear of all Liens, Claims, charges or other encumbrances by failing to object to confirmation of the Plan, except as otherwise provided in the Plan.

H.	Cancellation of Existing Securities and Agreements

Except as otherwise set forth in the Plan or the Plan Supplement, on the Effective Date, all Enviva Inc. Interests shall be canceled, released, discharged, and extinguished, and the Reorganized Enviva Inc. Interests (including the DIP Tranche A Equity Allocation, the Rights Offering Shares, and the Reorganized Enviva Inc. Interests issued on account of the Rights Offering Backstop Commitment Premium) shall be issued pursuant to the Plan. Except as otherwise provided in the Plan, on the Effective Date: (1) the obligations of the Debtors under any certificate, security, share, note, bond, credit agreement, indenture, purchase right, option, warrant, equity security, or other instrument or document directly or indirectly evidencing, creating or relating to any indebtedness or obligation of or ownership interest in the Debtors, or giving rise to any Claim or Interest (except such agreements, certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated, amended and Reinstated, or entered into pursuant to the Plan) shall be canceled solely as to the Debtors and their affiliates, and the Reorganized Debtors shall not have any continuing obligations thereunder, without any need for a Holder or Debtor to take any further action with respect thereto, and the duties and obligations of all parties thereto, including the Debtors or the Reorganized Debtors, as applicable, any non-Debtor Affiliates, and the Prepetition Agents, thereunder or in any way related thereto shall be deemed satisfied in full, canceled, released, discharged, and of no further force or effect; and (2) the obligations of the Debtors or the Reorganized Debtors, as applicable, and their affiliates pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or Interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically Reinstated amended and Reinstated, or entered into pursuant to the Plan) shall be released and discharged; provided that notwithstanding the releases set forth in Article VIII.E of the Plan, Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of (1) enabling Holders of Allowed Claims to receive distributions under the Plan as provided herein and subject to the terms and conditions of the applicable governing document or instrument as set forth therein, (2) allowing and preserving the rights of each of the applicable agents and indenture trustees to (a) make or direct the distributions in accordance with the Plan as provided herein and (b) assert or maintain any rights for indemnification or contribution the applicable agent or indenture trustee may have against the Debtors or the applicable Lenders solely to the extent arising under, and due pursuant to the terms of, the applicable governing document or instrument, (3) preserving the Prepetition Agents’ exercise of their rights, claims, causes of action, and interests as against any money or property distributable to the holders of Allowed Claims, including permitting the Prepetition Agents to maintain, enforce, and exercise any charging liens against such distributions, (4) permitting the Prepetition Agents to enforce any obligation (if any) owed to them under the Plan, (5) permitting the Prepetition Agents to appear in the Chapter 11 Cases or in any proceeding in the Court or any other court relating to the Prepetition Debt Documents in furtherance of the foregoing, and (6) permitting the Prepetition Agents to perform any functions that are necessary to effectuate the foregoing; provided, further, that nothing in this Article IV.H shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or this Plan or result in any new or additional liability to the Reorganized Debtors; provided, further, that nothing in this section shall effectuate a cancellation of any Reorganized Enviva Inc. Interests, Intercompany Interests, Intercompany Claims, or Enviva, LP’s equity interest in EWH. Payment of the Minority Lender Group Fee and Expense Reimbursement in accordance with paragraph 13(j) of the Final DIP Order shall be deemed to fully and finally satisfy any claim for expense reimbursement or indemnification held by the Minority Lender Group.

On the Effective Date, each holder of a certificate or instrument evidencing a Claim that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument in accordance with the applicable indenture or agreement that governs the rights of such holder of such Claim without the need for any further action by the Holder thereof. Except as otherwise set forth herein or in the Plan Supplement, such surrendered certificate or instrument shall be deemed canceled as set forth in, and subject to the exceptions set forth in, this Article IV.H.

Notwithstanding anything to the contrary in this Article IV.H, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, a Debtor, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this Article IV.H shall be deemed null and void and shall be of no force and effect. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of a Debtor or any of its counterparties under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by such Debtor or Reorganized Debtor, as applicable, pursuant to the Plan or a Final Order of the Court.

I.	Corporate Action

Upon the Effective Date, all actions (whether to occur before, on, or after the Effective Date) contemplated by the Plan (including any transaction described in, or contemplated by, the Restructuring Transactions Exhibit) shall be deemed authorized and approved by the Court in all respects, including, as applicable: (1) consummation of the Rights Offering and the DIP Tranche A Equity Participation; (2) entry into the Exit Facility; (3) execution, delivery, and performance of the Exit Facility Documents; (4) the issuance and distribution of the Reorganized Enviva Inc. Interests (including the DIP Tranche A Equity Allocation, the Rights Offering Shares, and the Reorganized Enviva Inc. Interests issued on account of the Rights Offering Backstop Commitment Premium); (5) appointment of the New Board and other directors and officers for Reorganized Enviva Inc. and the other Reorganized Debtors; (6) implementation of the Restructuring; (7) if the Debtors expect to qualify for and elect to utilize the special bankruptcy exception under section 382(l)(5) of the Internal Revenue Code, the New Organizational Documents may include, if applicable, any restrictions on certain transfers of the Reorganized Enviva Inc. Interests; and (8) all other actions contemplated by the Plan and the Restructuring Transactions Exhibit (whether to occur before or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized Enviva Inc. and the other Reorganized Debtors, and any corporate, limited liability company, or related action required by the Debtors, Reorganized Enviva Inc., the other Reorganized Debtors, the Litigation Trust Board or the Litigation Trustee, as applicable, in connection with the Plan (including any items listed in the first sentence of this paragraph) shall be deemed to have occurred and shall be in effect in all respects in accordance with the Plan, including the Restructuring Transactions Exhibit, in each case without further notice to or order of the Court and without any requirement of further action by the equityholders, directors, managers, officers or other authorized persons of the Debtors, Reorganized Enviva Inc., the other Reorganized Debtors, the Litigation Trust Board or the Litigation Trustee, as applicable, and with like effect as though such action had been taken unanimously by the shareholders, members, directors, managers, officers or other authorized persons, as applicable, of the Debtors, the Reorganized Debtors, the Litigation Trust Board or the Litigation Trustee, as applicable. On or (as applicable) before the Effective Date, the appropriate directors, managers, officers, or other authorized persons of the Debtors, Reorganized Enviva Inc., the other Reorganized Debtors, the Litigation Trust Board or the Litigation Trustee, as applicable, shall be authorized, empowered and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the transactions contemplated by the Plan) in the name of and on behalf of Reorganized Enviva Inc. and the other Reorganized Debtors or the Litigation Trust, as applicable, including the Exit Facility Documents, the New Organizational Documents, the Litigation Trust Agreement and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Court. The authorizations and approvals contemplated by this Article IV.I of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

J.	New Organizational Documents

To the extent required under the Plan or applicable non-bankruptcy law, Reorganized Enviva Inc. and the other Reorganized Debtors, as applicable, will, on or as soon as practicable after the Effective Date, file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation or formation in accordance with the corporate or other applicable laws of the respective states, provinces, or countries of incorporation or formation. On the Effective Date, the New Organizational Documents shall be effective. To the extent required pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents of each applicable Reorganized Debtor will prohibit the issuance of non-voting equity securities. After the Effective Date, Reorganized Enviva Inc. and the other Reorganized Debtors, as applicable, may amend and restate their respective New Organizational Documents and other constituent documents, as permitted by the laws of their respective states, provinces, or countries of organization or formation and their respective New Organizational Documents.

On the Effective Date, the New Organizational Documents, in the forms set forth in the Plan Supplement, shall be adopted automatically by the applicable Reorganized Debtors and shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan and the Restructuring Support Agreement, and shall be deemed to be valid, binding, and enforceable in accordance with their terms and provisions.

K.	Stockholders Agreement

On the Effective Date, Reorganized Enviva Inc. may enter into and adopt the Stockholders Agreement, substantially in the form set forth in the Plan Supplement, and which shall be deemed to be valid, binding upon the parties thereto, and enforceable in accordance with its terms and provisions. Reorganized Enviva Inc. or the Plan Administrator shall deliver the Stockholders Agreement to each Holder of Reorganized Enviva Inc. Interests, and, to the extent that the Stockholders Agreement purports to bind any such parties, such parties shall be bound thereby, in each case, without the need for execution by any party thereto other than Reorganized Enviva Inc. After the Effective Date, the successors, transferees, and assigns of each Holder of Reorganized Enviva Inc. Interests shall be required to execute a joinder to the Stockholders Agreement as and to the extent required pursuant to the New Organizational Documents or the Stockholders Agreement.

L.	Directors and Officers of the Reorganized Debtors

As of the Effective Date, subject to any requirement of Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the terms of the current members of the boards of directors, boards of managers, or other governing bodies of the Debtors shall expire automatically and each person serving as a director or manager of a Debtor shall be removed and shall be deemed to have resigned and cease to have any authority automatically from and after the Effective Date to the extent not expressly included in the list of directors of the New Board, and the New Board of each of the Reorganized Debtors shall be appointed in accordance with the Plan, the New Organizational Documents, and other constituent documents of each Reorganized Debtor. For the avoidance of doubt, except as otherwise provided in the Plan, the Confirmation Order, the Plan Supplement, or the New Organizational Documents, each Person serving as an officer of a Debtor shall continue to serve in such capacity for such Reorganized Debtor following the Effective Date.

The size and composition of the New Board shall be determined by the Debtors and the Ad Hoc Group (subject to the consent rights contained in the Restructuring Support Agreement) and shall be set out in the New Organizational Documents or the Stockholders Agreement. The directors or managers for the other Reorganized Debtors shall be identified and selected by the New Board of Reorganized Enviva Inc. in accordance with the terms of the New Organizational Documents.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in advance of the Confirmation Hearing as part of the Plan Supplement, to the extent known at such time, the identity and affiliations of any Person proposed to serve on the New Board of Reorganized Enviva Inc. or as an officer of any of the Reorganized Debtors. To the extent any such director, manager, or officer of the Reorganized Debtors is an Insider, the Debtors also will disclose the nature of any compensation to be paid to such director, manager, or officer. Each such officer and director or manager shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of Reorganized Enviva Inc. and each of the other Reorganized Debtors and applicable laws of the respective Reorganized Debtors’ jurisdiction of formation.

M.	Effectuating Documents; Further Transactions

On, before, or after the Effective Date, the Reorganized Debtors, the Reorganized Debtors’ officers, and the directors or members of the New Boards, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the New Organizational Documents, the Exit Facility Documents, and the Securities issued pursuant to the Plan, including the Reorganized Enviva Inc. Interests, and any and all other agreements, documents, securities, filings, and instruments relating to the foregoing, in the name of and on behalf of Reorganized Enviva Inc. or the other Reorganized Debtors, without the need for any approvals, authorization, or consents except those expressly required pursuant to the Plan. The authorizations and approvals contemplated by this Article IV shall be effective notwithstanding any requirements under non-bankruptcy law.

N.	Exemption from Certain Taxes and Fees

Pursuant to, and to the fullest extent permitted by and subject to, section 1146(a) of the Bankruptcy Code, (a) any issuance, transfer, or exchange of a Security (including of the Reorganized Enviva Inc. Interests), (b) any grant of collateral under the Exit Facility, (c) any creation, modification, consolidation or recording of any Lien, mortgage, deed of trust, or other security interest, (d) any transfer (whether from a Debtor to a Reorganized Debtor or to any other Person) of property, (e) the making or assignment of any lease or sublease, (f) any Restructuring authorized by the Plan, or (g) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including (i) any merger agreements; (ii) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (iii) deeds; (iv) bills of sale; (v) assignments executed in connection with any Restructuring occurring under the Plan; or (vi) the other Definitive Documentation, in each case, pursuant to, in contemplation of, or in connection with, the Plan or the Confirmation Order, or (h) any transfer to the Litigation Trust or any issuances of Litigation Trust Interests, shall not, in each case, be subject to any document recording tax, personal property tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate federal, state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any instruments of transfer or other relevant documents without the payment of any such tax, recordation fee, or governmental assessment.

O.	Global Settlement

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Debtors, the Committee, the Ad Hoc Group and the RWE Committee (the “Settlement Parties”) agreed to the terms of the Global Settlement, to be implemented through the Plan and to be approved by the Bankruptcy Court as a good faith compromise and settlement of Claims and controversies among the Settlement Parties. The compromises and settlements included in the Global Settlement are each (a) integrated with and dependent on all other compromises and settlements contemplated in connection with the Plan and (b) necessary and integral to this Plan and the success of these Chapter 11 Cases.

1.            Allowance of RWE Claims

Pursuant to the terms of the Global Settlement, as of the Effective Date, the RWE Claims shall be Allowed as General Unsecured Claims at the following Debtor entities in the following amounts: (i) an Allowed Non-Bond General Unsecured Claim against Enviva, LP in the amount of $337,570,504; (ii) an Allowed Non-Bond General Unsecured Claim against Enviva Pellets Waycross, LLC in the amount of $11,079,496; and (iii) an Allowed Non-Bond General Unsecured Claim against Enviva Inc. in the amount of $11,079,496; provided that, notwithstanding anything to the contrary in the Plan, the aggregate amount of Cash and value as of the Effective Date of Litigation Trust Interests distributed pursuant to the Plan on account of the two Allowed Non-Bond General Unsecured Claims described in the preceding clauses (ii) and (iii) shall in no event exceed $11,079,496.

2.            Litigation Trust

a.            Creation of the Litigation Trust

The Debtors shall take all steps necessary to establish the Litigation Trust on the Effective Date in accordance with the Plan and the Litigation Trust Agreement. On the Effective Date, the Debtors shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Assets free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with section 1141 of the Bankruptcy Code. Thereupon, the Debtors shall no longer have any interest in or with respect to the Litigation Trust Assets. Other than transferring the Litigation Trust Assets to the Litigation Trust, under no circumstances shall the Debtors or the Reorganized Debtors be required to contribute any additional assets or funds to the Litigation Trust or otherwise be obligated to bear any costs, expenses or liabilities in connection with the administration of the Litigation Trust other than as may be incurred by the Reorganized Debtors in carrying out their obligations in respect of the Reorganized Debtors Cooperation Provisions.

b.            Litigation Trustee, Litigation Trust Board and Litigation Trust Agreement

The Litigation Trust Agreement generally will provide for, among other things: (a) the transfer of the Litigation Trust Assets to the Litigation Trust; (b) governance of the Litigation Trust; (c) the mechanics for funding the payment of expenses of the Litigation Trust, the Litigation Trustee and the Litigation Trust Board; (d) the authority of the Litigation Trustee and the Litigation Trust Board (if any) to prosecute, settle, compromise, abandon, dismiss, or otherwise resolve any Excluded Claims; and (e) the procedures for distributing net proceeds of Excluded Claims, if any, and any other Litigation Trust Assets to the Litigation Trust Beneficiaries, in accordance with this Plan and in the Litigation Trust Agreement.

The Litigation Trust will be operated by the Litigation Trustee and governed by the Litigation Trustee and the Litigation Trust Board (if any). The Litigation Trustee will be selected by the Committee with the reasonable consent of the Majority Consenting 2026 Noteholders and the RWE Committee (in each case, such consent not to be unreasonably withheld). The Litigation Trustee shall report to a three-member board (the “Litigation Trust Board,” and any member of such Litigation Trust Board, a “Litigation Trust Board Member”), comprised of (i) two (2) members appointed by the Majority Consenting 2026 Noteholders and (ii) one (1) member appointed by the Committee, which member shall be mutually agreeable to the RWE Committee; provided that the Majority Consenting 2026 Noteholders may, in their sole discretion, elect not to establish a Litigation Trust Board, in which case the Litigation Trustee shall be the sole governor of the Litigation Trust. The Debtors will disclose in advance of the Confirmation Hearing as part of the Plan Supplement, to the extent known at such time, the identity and affiliations of any Person proposed to serve as the Litigation Trustee or a Litigation Trust Board Member.

Without exclusion to other governance terms of the Litigation Trust Agreement that may be agreed, the Litigation Trust Board (if any) shall have the authority (by majority vote), in consultation with the Litigation Trustee and counsel to the Litigation Trust, to compel a settlement that the Litigation Trust Board (if any) reasonably determines is in the best interests of the Litigation Trust Beneficiaries and does not frustrate the purpose of the Litigation Trust, or to veto a settlement that the Litigation Trust Board (if any) reasonably determines is not in the best interests of the Litigation Trust Beneficiaries or frustrates the purpose of the Litigation Trust, in each case, it being understood that in making any such determination, the Litigation Trust Board (if any) may reasonably (but not exclusively) consider the impact, if any, on the Reorganized Debtors of the continued pursuit of any Excluded Claim(s).

The Litigation Trustee shall be the exclusive administrator of the assets of the Litigation Trust for purposes of 31 U.S.C. § 3713(b), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Litigation Trustee’s duties under the Litigation Trust Agreement. The Litigation Trust Agreement shall include reasonable and customary provisions regarding the cooperation of the Reorganized Debtors with respect to providing documents and other information to the Litigation Trustee necessary for the Litigation Trust’s investigation, commencement, pursuit, settlement and/or other resolution of the Excluded Claims, including, but not limited to, appropriate provisions regarding privileged documents and communications of the Debtors (including the Special Committee) (such provisions, the “Reorganized Debtor Cooperation Provisions”). Subject to the terms and conditions hereof, the powers, rights, and responsibilities of the Litigation Trustee and the Litigation Trust Board shall be specified in the Litigation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in this Article IV.O. The Litigation Trustee shall hold and distribute plan distributions in accordance with the provisions of this Plan and the Litigation Trust Agreement. After the Effective Date, the Debtors and the Reorganized Debtors shall have no interest in the Litigation Trust Assets, except as set forth in the Litigation Trust Agreement.

The Litigation Trust may employ, without further order of the Court, professionals to assist in carrying out the duties of the Litigation Trustee and Litigation Trust Board hereunder and under the Litigation Trust Agreement, and may compensate and reimburse the reasonable fees and expenses of those professionals in accordance with the terms and conditions of the Litigation Trust Agreement. The Litigation Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Litigation Trustee and the Litigation Trust Board Members by the Litigation Trust. Any such indemnification shall be the sole responsibility of the Litigation Trust and payable solely from the Litigation Trust Assets and the proceeds thereof.

The Litigation Trust Board and the Litigation Trustee shall be compensated by the Litigation Trust on terms acceptable to the Committee, the Majority Consenting 2026 Noteholders and the RWE Committee, which terms shall be set forth in the Litigation Trust Agreement; provided that the Majority Consenting 2026 Noteholders may determine that members of the Litigation Trust Board shall receive no compensation. For the avoidance of doubt, Reorganized Enviva Inc. and the Reorganized Debtors shall not be responsible hereunder or under the Litigation Trust Agreement for any compensation, expense reimbursement claims or indemnity of the Litigation Trust, the Litigation Trustee and the Litigation Trust Board.

c.            Excluded Claims

Subject to the terms of this Article IV.O.2, the Litigation Trust Agreement and the authority of the Litigation Trust Board as provided for herein and therein (including the authority of the Litigation Trust Board with respect to settlement of Excluded Claims), the Litigation Trustee, on behalf of the Litigation Trust, shall have the exclusive right in respect of all Excluded Claims to institute, file, prosecute, enforce, settle, compromise, release, abandon, or withdraw any and all Excluded Claims without any further order of the Court or consent of any other party.

d.            Litigation Trust Interests

Any and all Litigation Trust Interests will not, and are not intended to, constitute “securities” and will not be registered pursuant to the Securities Act, as amended, or any state securities law. However, if it should be determined that the Litigation Trust Interests constitute “securities,” the exemption provisions of section 1145 of the Bankruptcy Code shall apply to the Litigation Trust Interests. Any and all Litigation Trust Interests shall not be certificated, shall be subject to certain restrictions, and all Litigation Trust Interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law or as provided in the Litigation Trust Agreement. However, if it should be determined that Litigation Trust Interests constitute “securities,” the exemption provisions of section 1145 of the Bankruptcy Code shall apply to the Litigation Trust Interests.

e.	U.S. Federal Income Tax Treatment of the Litigation Trust for the Litigation Trust Assets

i.	Litigation Trust as a Liquidating Trust

Except to the extent the Litigation Trust Agreement provides that all or any portion of the Litigation Trust is treated as one or more disputed ownership funds under Treasury Regulation Section 1.468B-9 for U.S. federal income tax purposes (which in certain circumstances may be taxable as a qualified settlement fund) or otherwise pursuant to the terms of the Litigation Trust Agreement, the Debtors expect that the Litigation Trust will be classified as a liquidating trust under Treasury Regulation Section 301.7701-4(d).

For U.S. federal income tax purposes, the Litigation Trust shall be treated as a grantor trust and the beneficiaries of the Litigation Trust shall be treated as the grantors of the Litigation Trust and the owners of the Litigation Trust Assets. Accordingly, for all U.S. federal income tax purposes, all parties shall treat the transfer of Litigation Trust Assets (net of any applicable liabilities) to the Litigation Trust for the benefit of the beneficiaries thereof as (a) a transfer by the Debtors of the Litigation Trust Assets (net of any applicable liabilities) directly to the beneficiaries of the Litigation Trust (to the extent of the value of their respective interests in the Litigation Trust Assets), followed by (b) the transfer of the Litigation Trust Assets (net of any applicable liabilities) by the beneficiaries of the Litigation Trust (to the extent of the value of their respective interests in the Litigation Trust Assets) to the Litigation Trust in exchange for the Litigation Trust Interests.

The Litigation Trustee shall be responsible for filing all U.S. federal, state, local and foreign tax returns, including, but not limited to, any documentation related thereto, for the Litigation Trust. The Litigation Trustee shall file all tax returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with this Article IV.O.3. Within a reasonable time following the end of the taxable year, the Litigation Trustee shall send to each holder of a beneficial interest appearing on its record during such year, a separate statement setting forth such holder’s share of items of income, gain, loss, deduction or credit and each such holder shall report such items on their U.S. federal income tax returns. The Litigation Trustee shall allocate the taxable income, gain, loss, deduction or credit of the Litigation Trust with respect to each holder of a Litigation Trust Interest to the extent required by the Tax Code and applicable law. A holder of a Litigation Trust Interest may incur a U.S. federal income tax liability with respect to its allocable share of the Litigation Trust’s income even if the Litigation Trust does not make a concurrent distribution to such holder.

As soon as reasonably practicable after the Effective Date, the Litigation Trustee shall make a good faith valuation of the Litigation Trust Assets, and such valuation shall be used consistently by all parties for all U.S. federal income tax purposes. The Litigation Trust Agreement will require consistent valuation by all parties, including the Debtors, the Reorganized Debtors, the Litigation Trustee and each holder of a Litigation Trust Interest, for all U.S. federal income tax and reporting purposes of any property held by the Litigation Trust.

The Litigation Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Litigation Trust that are required by any taxing authority.

The Litigation Trustee may request an expedited determination of the tax obligations of the Litigation Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Litigation Trust for all taxable periods through the dissolution of the Litigation Trust.

The Litigation Trust shall comply with all withholding and reporting requirements imposed by any U.S. federal, state, local, or foreign taxing authority, and all distributions made by the Litigation Trust shall be subject to any such withholding and reporting requirements.

ii.	Litigation Trust as a Disputed Ownership Fund

To the extent all or any portion of the Litigation Trust is treated as one or more disputed ownership funds under Treasury Regulation Section 1.468B-9 (each of which will be taxable as a qualified settlement fund if all of the assets are passive investment assets for U.S. federal income tax purposes), any appropriate elections with respect thereto shall be made, and such treatment will also be applied to the extent possible for state and local tax purposes. The Litigation Trustee will be responsible for payment of any taxes imposed on a disputed ownership fund. Accordingly, distributions from a disputed ownership fund will be net of any taxes relating to the retention, disposition and distribution of assets in such disputed ownership fund. In the event, and to the extent, any cash of a disputed ownership fund is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets of such disputed ownership fund (including any income that may arise upon the distribution of the assets in such disputed ownership fund), assets of such disputed ownership fund may be sold to pay such taxes.

3.	Release of Avoidance Actions Against Released Avoidance Action Parties

Notwithstanding anything herein to the contrary, on the Effective Date, the Debtors, on behalf of themselves and their estates, shall release and waive all Avoidance Actions against each Released Avoidance Action Party.

P.	Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code, but subject in all respects to Article VIII, the Reorganized Debtors shall retain and may enforce all rights to commence, pursue, litigate, settle or otherwise resolve, as appropriate, any and all Retained Causes of Action (other than Avoidance Actions against the Released Avoidance Action Parties, which shall be released on the Effective Date of the Plan and shall not be Retained Causes of Action) of the Debtors (provided that the Litigation Trust shall receive and retain all of the Debtors’ and their Estates’ rights to commence, pursue, litigate, settle or otherwise resolve, as appropriate, any and all Excluded Claims), whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and such rights to commence, prosecute, or settle such Retained Causes of Action, as appropriate, shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue the Retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors, and the Litigation Trust may pursue the Excluded Claims, as appropriate, in accordance with the best interests of the Litigation Trust Beneficiaries and as set forth herein. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Retained Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Retained Causes of Action against any Entity, except as otherwise expressly provided in the Plan; provided that, as of the Effective Date, Debtors and the Reorganized Debtors shall have no such rights with respect to Excluded Claims in accordance with Article IV.O of the Plan. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Court order, including pursuant to Article VIII hereof, the Debtors or Reorganized Debtors, as applicable, expressly reserve all Causes of Action, for later adjudication or settlement, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article IV.O include any claim or Cause of Action released pursuant to Article VIII of the Plan.

In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided herein, any Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court.

Q.	Management Incentive Plan

On the Effective Date, the Reorganized Debtors will implement the Management Incentive Plan. The Reorganized Debtors will reserve a pool of Reorganized Enviva Inc. Interests representing (on a fully diluted basis) up to 10.0% of the Reorganized Enviva Inc. Interests, 3.5% of which shall be allocated to the applicable recipients on the Effective Date in the form of restricted stock units to be granted at emergence, and up to 6.5% of which shall be allocated to the applicable recipients after the Effective Date in the discretion of the New Board (or its designees) in a form of equity-based awards to be determined by the New Board or as set forth in the Plan Supplement, if applicable. Awards under the Management Incentive Plan may be granted to the Reorganized Debtors’ officers, directors, management, employees, and consultants. Subject to the foregoing, the New Board (or its designees) will administer and determine in its discretion the additional terms of the Management Incentive Plan and awards granted thereunder after the Effective Date, including the recipient(s), allocation, structure, granting, and vesting of applicable awards, including determining performance metrics.

The Confirmation Order shall authorize the Reorganized Debtors to adopt and enter into the Management Incentive Plan, on the terms set forth herein. The equity-based awards granted under the Management Incentive Plan shall dilute all of the Reorganized Enviva Inc. Interests.

R.	Employment Agreements

All employment, confidentiality, severance, non-competition agreements, and offer letters with respect to the Debtors’ employees, retirees, consultants, and contractors, in each case, are deemed to be, and shall be treated as, Executory Contracts under the Plan and, on the Effective Date, shall be assumed and, as applicable, assigned to the applicable Reorganized Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code, whether or not specifically included in the Plan Supplement, except (i) as otherwise ordered by the Court prior to the Effective Date, or (ii) to the extent such agreements are included on the Schedule of Rejected Executory Contracts and Unexpired Leases, subject to the consent of the Majority Consenting 2026 Noteholders, provided that, for the avoidance of doubt, nothing herein shall result in the assumption of any indemnification obligations that may be asserted by any RWE Excluded Persons or Preference Excluded Persons.

S.	Employee and Retiree Benefits

All compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, consultants, and contractors, including all savings plans, retirement plans, healthcare plans, disability plans, incentive plans, severance agreements and related payments, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under the Plan and, on the Effective Date, shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code, whether or not specifically included in the Plan Supplement, except to the extent such agreements are included on the Schedule of Rejected Executory Contracts and Unexpired Leases, subject to the consent of the Majority Consenting 2026 Noteholders. To the extent required under section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

T.	Payment of the Restructuring Expenses

The accrued and unpaid Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (whether incurred prepetition or postpetition) shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the DIP Orders, without any requirement to File a fee application with the Court, without the need for time detail, and without any requirement for review or approval by the Court or any other party. All Restructuring Expenses to be paid on the Effective Date shall be estimated in good faith prior to and as of the Effective Date and such estimates, together with corresponding invoices, shall be delivered to the Debtors and the other applicable parties for notice and review in the same manner as set forth in paragraph 16 of the Final DIP Order; provided that such estimates shall not be considered to be admissions or limitations with respect to such Restructuring Expenses. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay, when due, pre- and post-Effective Date Restructuring Expenses, when due and payable in the ordinary course, whether incurred before, on or after the Effective Date, including for the avoidance of doubt and without limitation, all post-Effective Date Restructuring Expenses incurred by the Ad Hoc Group Advisors for work related to implementation of the Plan. For the avoidance of doubt, any and all DIP Obligations that are also Restructuring Expenses are entitled to all rights and protections of other DIP Obligations. Any Restructuring Expenses invoiced after the Effective Date shall be paid promptly, but no later than 10 Business Days from receiving an invoice.

U.	Closing of Chapter 11 Cases

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all but one of their Chapter 11 Cases. The Reorganized Debtors may designate one Chapter 11 Case to remain open, and all contested matters and adversary proceedings relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case. The Reorganized Debtors may change the name of the remaining Debtor and case caption of the remaining open Chapter 11 Case as desired, in the Reorganized Debtors’ sole discretion.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the Plan shall serve as a motion under sections 365 and 1123(b)(2) of the Bankruptcy Code to assume Executory Contracts and Unexpired Leases, and all Executory Contracts or Unexpired Leases shall be assumed by and assigned to the applicable Reorganized Debtor or its designated assignees in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code without the need for any further notice to or action, order, or approval of the Court, regardless of whether such Executory Contract or Unexpired Lease is set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, other than: (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases, subject to the consent of the Majority Consenting 2026 Noteholders; (2) those that have been previously rejected or assumed by a Final Order or otherwise in accordance with the Assumption and Rejection Procedures Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (5) those that have previously expired or terminated pursuant to their own terms or by agreement of the parties thereto. The assumption or rejection of all Executory Contracts or Unexpired Leases in the Chapter 11 Cases or in the Plan shall be determined by the Debtors, with the consent of the Majority Consenting 2026 Noteholders.

Entry of the Confirmation Order shall constitute the Court’s order approving the assumptions, assumptions and assignments, or rejections, as applicable, of Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases and the Schedule of Assumed Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Court. Any motions to reject Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Court on or after the Effective Date. Notwithstanding anything to the contrary in the Plan, the Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 60 Business Days after the Effective Date.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” (whether direct or indirect) or “anti-assignment” provision, or similar provision implicated by a conversion of the form of entity of the Debtors or their Affiliates) then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease, assess or change any fee, or exercise any default-related rights with respect thereto.

B.	Pass-Through

Except as otherwise provided in the Plan, any rights or arrangements necessary or useful to the operation of the Reorganized Debtors’ business, but not otherwise addressed as a Claim or Interest or assumed under Article V.A of the Plan, including non-exclusive or exclusive patent, trademark, copyright, or other intellectual property licenses, and other contracts not assumable under section 365(c) of the Bankruptcy Code, shall, in the absence of any other treatment under the Plan or Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the Reorganized Debtors, provided that notwithstanding anything to the contrary herein, any Claim thereunder shall be treated in accordance with the distribution provisions of the Plan.

C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be promptly served with a notice of rejection of Executory Contracts and Unexpired Leases substantially in the form approved by the Court pursuant to the Disclosure Statement Order. Unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Court by the Rejection Damages Bar Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed by the Rejection Damages Bar Date will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or any Proof of Claim to the contrary. Claims arising from the rejection of any Executory Contract or Unexpired Lease shall be considered Non-Bond General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan and the Confirmation Order shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date with such Cure Claim being $0.00 if no amount is listed in the Cure Notice, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree in satisfaction of any Cure Claim (the “Cure Amount”). In the event of a dispute regarding (1) the amount of the Cure Claim, (2) the ability of the Debtors or the Reorganized Debtors, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or assumed and assigned, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption or assumption and assignment. Notwithstanding the foregoing, to the extent the dispute relates solely to any Cure Claims, the applicable Debtor (or Reorganized Debtor) may (x) resolve any such dispute following the Effective Date without any further order or approval of the Court or (y) assume the Executory Contract or Unexpired Lease prior to the resolution of any such dispute; provided, however, that, in the case of (y) the Debtor reserves Cash on the Effective Date in an amount sufficient to pay the full amount reasonably asserted as the required Cure Claim by the contract counterparty; provided, further, however, that following resolution of any such dispute, the Debtor shall have the right to reject any Executory Contract or Unexpired Lease within 30 days of such resolution.

At least twenty-one (21) days prior to the Confirmation Hearing, the Debtors shall provide for notices of proposed assumption or assumption and assignment and proposed Cure Amounts to be sent to applicable counterparties and for procedures for objecting thereto and resolution of disputes by the Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment or related Cure Amount must be Filed, served, and actually received by the Debtors by no later than fourteen days after the service of notice of assumption on the affected counterparties. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, or proposed assumption and assignment, or Cure Amount will be deemed to have consented to such matters and will be deemed to have forever released and waived any objection to such proposed assumption, proposed assumption and assignment, and Cure Amount. To the extent an Executory Contract or Unexpired Lease is deemed assumed pursuant to Article V.A hereof, but the subject counterparty did not receive notice of such assumption by the Reorganized Debtors, such counterparty shall be afforded the ability to dispute whether such assumption satisfies the requirements of section 365(b) of the Bankruptcy Code; provided, that to the extent the Reorganized Debtors and the subject counterparty are unable to consensually resolve any such dispute or the Court determines a Cure Amount in an adverse manner to the Reorganized Debtors, the Reorganized Debtors may deem such Executory Contract or Unexpired Lease to be rejected as of the Effective Date.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed or assumed and assigned Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, as applicable. Any counterparty to an Executory Contract or Unexpired Lease that does not timely object to the notice of the proposed assumption or assumption and assignment of such Executory Contract or Unexpired Lease shall be deemed to have consented to the assumption or assumption and assignment, as applicable, of the applicable Executory Contract or Unexpired Lease notwithstanding any provision thereof that purports to: (1) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (2) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control of any Debtor under such contract or lease to the extent contemplated by the Plan; (3) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or Reorganized Debtor under such Executory Contract or Unexpired Lease; or (4) create or impose a Lien upon any property or asset of any Debtor or Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption or assumption and assignment of such Executory Contract or Unexpired Lease pursuant to the Plan and counterparties to assumed Executory Contracts or Unexpired Leases that fail to object to the proposed assumption or assumption and assignment in accordance with the terms set forth in this Article V.D, shall forever be barred and enjoined from objecting to the proposed assumption or assumption and assignment or to the validity of such assumption or assumption and assignment (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

E.	Indemnification Obligations

Except (i) as expressly provided by the Confirmation Order or the Plan, (ii) to the extent an applicable agreement is included on the Schedule of Rejected Executory Contracts and Unexpired Leases, or (iii) as otherwise determined by the Debtors, consistent with applicable law, all indemnification provisions in place as of the Effective Date, including any tail policies (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise), for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, in each case solely in their capacity as such, as applicable, shall be (1) deemed Executory Contracts, (2) Reinstated or otherwise assumed (or assumed and assigned) by the Reorganized Debtors, (3) remain intact and irrevocable, and (4) survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date; provided that the immediately preceding subclauses (1)–(4) shall not apply to any obligation of any Debtor to indemnify, hold harmless, or any obligation of similar import that (x) may be assertable by (a) any Entity that is not a Released Party, (b) any RWE Excluded Persons or (c) any Preference Excluded Persons, or (y) is on account of conduct determined in a Final Order as constituting fraud, willful misconduct, gross negligence, self-dealing, or breach of the duty of loyalty. For the avoidance of doubt, subject to the occurrence of the Effective Date, the indemnification obligations in the proviso of the immediately preceding sentence shall be deemed rejected by the Debtors or the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code, whether or not included on the Schedule of Rejected Executory Contracts and Unexpired Leases.

F.	Insurance Policies

Unless listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, all of the Debtors’ insurance policies, including D&O Liability Insurance Policies, and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, and such insurance policies and any agreements, documents, and instruments related thereto shall revest in the Reorganized Debtors.

Notwithstanding anything to the contrary contained in this Plan or Confirmation Order, nothing shall alter, modify, amend, affect, or impair the terms and conditions of (or the coverage provided by) any of the D&O Liability Insurance Policies, including the coverage for defense and indemnity under any of the D&O Liability Insurance Policies which shall remain available to all individuals insured thereunder regardless of whether such officers, directors, trustees, managers, or members remain in such position after the Effective Date; provided that, for the avoidance of doubt, nothing in the preceding clause shall create any new or additional obligation of any Debtor to indemnify, hold harmless, or create any other obligation of similar import, with respect to any Entity.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all members, directors, managers, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such members, directors, managers, and officers remain in such positions after the Effective Date.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan or by separate order of the Court, each Executory Contract or Unexpired Lease that is assumed or assumed and assigned shall include all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan or other order of the Court.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (1) shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims against any Debtor that may arise in connection therewith, (2) are not and do not create postpetition contracts or leases, (3) do not elevate to administrative expense priority any Claims of the counterparties to such Executory Contracts and Unexpired Leases against any of the Debtors, and (4) do not entitle any Entity to a Claim against any of the Debtors under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition Executory Contracts or Unexpired Leases and subsequent modifications, amendments, supplements, or restatements.

H.	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases, Schedule of Rejected Executory Contracts and Unexpired Leases or any Cure Notice, nor anything contained in the Plan or the Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

Except as explicitly provided in this Plan, nothing in this Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

Nothing in this Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

If, prior to the Effective Date, there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such Executory Contract or Unexpired Lease nunc pro tunc to the Confirmation Date.

I.              Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

J.              Contracts and Leases Entered into After the Petition Date

Unless otherwise specifically provided for in an order of the Court, the Plan, or the Confirmation Order, any contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) that have not expired or otherwise been terminated, canceled, or rejected as of the date of Confirmation will survive and remain unaffected by entry of the Confirmation Order.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.              Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim, including any portion of a Claim that is an Allowed Claim notwithstanding that other portions of such Claim are a Disputed Claim, shall receive the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in this Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The Debtors shall have no obligation to recognize any transfer of Claims against any Debtor or privately held Interests occurring on or after the Distribution Record Date. Distributions to Holders of Claims or Interests related to public securities shall be made to such Holders in exchange for such securities, which shall be deemed canceled as of the Effective Date.

Notwithstanding the foregoing, the timing of distribution(s) to the Litigation Trust Beneficiaries shall be determined in the Litigation Trust Agreement.

B.              Plan Administrator

Distributions under the Plan shall be made by the Plan Administrator. The Debtors, Reorganized Debtors, and the Plan Administrator, as applicable, shall not be required to give any bond or surety or other Security for the performance of their duties unless otherwise ordered by the Court. However, in the event that the Plan Administrator is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash by the Debtors. To the extent the Plan Administrator is any party other than the Reorganized Debtors, the appointment and removal of the Plan Administrator shall be in the discretion of the Reorganized Debtors.

C.              Rights and Powers of the Plan Administrator

The Plan Administrator shall be empowered to: (1) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (2) make all distributions contemplated hereby; (3) oversee and make distributions from the Disputed Claims Reserve; (4) employ professionals to represent it with respect to its responsibilities; and (5) exercise such other powers as may be vested in the Plan Administrator by order of the Court, pursuant to the Plan, or as deemed by the Plan Administrator to be necessary and proper to implement the provisions hereof.

Except as otherwise ordered by the Court, the amount of any reasonable fees and expenses (including in respect of tax obligations paid or payable by the Plan Administrator) incurred by the Plan Administrator on or after the Effective Date, and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Plan Administrator, in each case directly related to distributions under the Plan and its responsibilities hereunder, shall be subject to agreement between the Plan Administrator and the Reorganized Debtors (in their discretion), and the Reorganized Debtors are authorized to pay such fees and expenses in Cash in the ordinary course of business. In the event that the Reorganized Debtors and a Plan Administrator are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Court.

D.              Delivery of Distributions and Undeliverable or Unclaimed Property

1.              Distribution Record Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims and Interests maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims and Interests after the Distribution Record Date. The Debtors, the Reorganized Debtors, and the Plan Administrator, as applicable, shall have no obligation to recognize any transfer of any Claims or Interests occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure Claims or disputes over any Cure Claims, neither the Debtors nor the Plan Administrator shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim or a Cure Claim.

Notwithstanding anything in this Plan to the contrary, in connection with any distribution to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors and the Reorganized Debtors, as applicable, shall be entitled to recognize and deal for all purposes under this Plan with Holders of Reorganized Enviva Inc. Interests to the extent consistent with the customary practices of DTC used in connection with such distributions. All Reorganized Enviva Inc. Interests to be distributed under this Plan shall be issued in the names of such Holders or their nominees in accordance with DTC’s book-entry exchange procedures to the extent that the holders of Reorganized Enviva Inc. Interests held their Enviva Inc. Interests through the facilities of DTC; provided that such Reorganized Enviva Inc. Interests are eligible to be held and cleared through DTC’s book-entry system; provided, further, however, to the extent the Reorganized Enviva Inc. Interests or a portion thereof are not eligible for distribution through the facilities of DTC in accordance with DTC’s customary practices or because of applicable securities laws, Reorganized Enviva Inc. shall take all such reasonable actions as may be required to cause the distributions of the Reorganized Enviva Inc. Interests under this Plan.

2.              Delivery of Distributions in General

Except as otherwise provided herein, distributions to Holders of Allowed Claims or Interests shall be made to the Holders of record as of the Distribution Record Date by the Debtors, the Reorganized Debtors or the Litigation Trustee, as applicable, as follows: (1) to the signatory set forth on the last Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address) or, to the extent a notice of transfer of Claim has been filed under Bankruptcy Rule 3001 and has not been timely objected to, the transferee set forth in such notice; (2) at the address set forth in any written notice of address changes delivered to the Reorganized Debtors after the Effective Date; (3) at the address reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors have not received a written notice of a change of address; or (4) to the extent the distribution cannot otherwise be made, to any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors and the Plan Administrator shall not incur any liability whatsoever on account of any distributions made in accordance with the Plan. The Litigation Trustee and the Litigation Trust Board shall not incur any liability whatsoever on account of any distributions from the Litigation Trust, except as provided in the Litigation Trust Agreement.

Notwithstanding any provision of the Plan to the contrary, all distributions to Holders of Allowed Senior Secured Credit Facility Claims and Holders of Bond General Unsecured Claims shall be deemed completed when made to or at the direction of the applicable Prepetition Agents, which shall be deemed to be the Holder of such Claims for purposes of distributions to be made under this Plan. The applicable Prepetition Agents shall hold or direct such distributions for the benefit of the Holders of the foregoing Allowed Senior Secured Credit Facility Claims or Bond General Unsecured Claims. The Prepetition Agents shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct. If any of the Prepetition Agents are unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors or the Plan Administrator, with the applicable Prepetition Agent’s cooperation, shall make such distribution. For the avoidance of doubt, all distributions referenced in this paragraph shall be subject to any exercise of the Prepetition Agents’ rights, claims, causes of action, and interests as against any money or property distributable to the holders of Allowed Senior Secured Credit Facility Claims and Bond General Unsecured Claims, including the right to exercise the Prepetition Agents’ priority rights to payment or charging liens against such distributions.

At the option of the Plan Administrator, any Cash payment to be made hereunder may be made by check, wire transfer, automated clearing house, or credit card, or as otherwise required or provided in applicable agreements.

3.              Minimum Distributions

No fractional shares of Reorganized Enviva Inc. Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional shares. When any distribution pursuant to the Plan on account of an Allowed Claim or Interest, as applicable, would otherwise result in the issuance of a number of shares of Reorganized Enviva Inc. Interests that is not a whole number, the actual distribution of shares of Reorganized Enviva Inc. Interests shall be rounded as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of Reorganized Enviva Inc. Interests to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

Holders of Allowed Claims entitled to distributions of $50.00 or less or one share of Reorganized Enviva Inc. Interests shall not receive distributions, and each Claim to which this limitation applies shall be discharged pursuant to Article VIII and its Holder shall be forever barred pursuant to Article VIII from asserting that Claim against the Reorganized Debtors or their property. Fractional amounts of Reorganized Enviva Inc. Interests that are not distributed in accordance herewith shall be returned to, and ownership thereof shall vest in, the Reorganized Debtors.

4.              Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Plan Administrator, the Debtors, the Reorganized Debtors or the Litigation Trust, as applicable, shall have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to and vest in the applicable Reorganized Debtor automatically and without need for a further order by the Court (notwithstanding any applicable federal, provincial, state, or other jurisdiction escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred. The Reorganized Debtors, the Plan Administrator, and the Litigation Trustee (or, as applicable, the Litigation Trust Board) shall have no obligation to attempt to locate any Holder of an Allowed Claim other than through the Reorganized Debtors’ and Plan Administrators’ review of the Court’s filings and the Debtors’ books and records.

E.              Registration or Private Placement Exemption

Except as otherwise set forth immediately below, the New Securities issued under Article III of the Plan (other than any Unsubscribed Shares, the Reorganized Enviva Inc. Interests issued on account of the Rights Offering Backstop Commitment Premium, and the MIP Equity) will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code (or pursuant to another available exemption from registration under the Securities Act). Such Reorganized Enviva Inc. Interests issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. Pursuant to section 1145 of the Bankruptcy Code, such Reorganized Enviva Inc. Interests issued under the Plan in reliance upon section 1145 of the Bankruptcy Code may be sold without registration under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such securities or instruments, including, any restrictions on the transferability under the terms of the New Organizational Documents and the Stockholders Agreement (if any); and (3) any other applicable regulatory approvals and requirements.

Under Rule 144(a)(1), an “affiliate” of Reorganized Enviva Inc. is a person that directly, or indirectly controls, or is controlled by, or is under common control with Reorganized Enviva Inc. Affiliates (under Rule 144(a)(1)) of Reorganized Enviva Inc. that receive Reorganized Enviva Inc. Interests that will be subject to the requirements of Rule 144 with respect to control securities, including volume limitations, current public information requirements, manner of sale requirements, and filing requirements. The Reorganized Enviva Inc. Interests issued to Holders of Claims or Interests in exchange for such Claims or Interests, shall be issued in reliance on section 1145 of the Bankruptcy Code. The MIP Equity will be issued pursuant to a registration statement or an available exemption from registration under the Securities Act and other applicable law.

The Unsubscribed Shares and the Reorganized Enviva Inc. Interests issued on account of the Rights Offering Backstop Commitment Premium will be treated as issued pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D thereunder, will be “restricted securities” subject to restrictions on resale, and may be resold, exchanged, assigned, or otherwise transferred only pursuant to an effective registration statement, under Rule 144 or another available exemption from registration under the federal and state securities laws.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

On the Effective Date, the ownership of the Reorganized Enviva Inc. Interests shall be reflected through the facilities of DTC (subject to Article VI.D.1 of this Plan and the last sentence of this paragraph). None of the Debtors, the Reorganized Debtors, or any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order to any Entity (including, for the avoidance of doubt, any transfer agent for the Reorganized Enviva Inc. Interests or DTC) with respect to the treatment of the Reorganized Enviva Inc. Interests under applicable securities laws. DTC and any transfer agent shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the Reorganized Enviva Inc. Interests are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. If and to the extent that the Reorganized Enviva Inc. Interests are eligible to be held through DTC’s book-entry system, the Debtors may elect to distribute all Reorganized Enviva Inc. Interests through the facilities of DTC, whether or not the applicable Holders held their Claims against or Interests in the Debtors through the facilities of DTC prior to the Effective Date.

Notwithstanding anything to the contrary in this Plan, no Person (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by this Plan, including whether the Reorganized Enviva Inc. Interests are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services or validly issued, fully paid, and nonassessable.

F.              Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, or the Plan Administrator as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, the Reorganized Debtors, or the Plan Administrator, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, the Reorganized Debtors, or the Plan Administrator, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The distributing party may require a Holder of an Allowed Claim or Interest to complete and return an IRS Form W-8 or W-9, as applicable to each such Holder, and any other applicable tax forms or other information, documentation or certifications reasonably necessary for the distributing party to comply with all applicable withholding and information reporting requirements imposed on the disbursing party by any Governmental Unit. Notwithstanding any other provisions of the Plan to the contrary, each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such distribution.

G.              Allocations

The aggregate consideration to be distributed to each Holder of an Allowed Claim will be allocated first to the principal amount of such Allowed Claim, with any excess allocated to unpaid interest that accrued on such Allowed Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes.

H.              No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if any, if and when such Disputed Claim becomes an Allowed Claim.

I.              Setoffs and Recoupment

Except as specifically provided in the Plan, the Final DIP Order or any other Final Order, the Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, set off against, or recoup from, any Allowed Claim against a Debtor or any claim, right, or Cause of Action of any nature whatsoever that the applicable Debtor or Reorganized Debtor may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim against a Debtor hereunder shall constitute a waiver, abandonment, or release by the applicable Debtor or Reorganized Debtor of any such claim, right or Cause of Action it may have against the Holder of such Allowed Claim.

J.              Claims Paid or Payable by Third Parties

1.              Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce an Allowed Claim, and such Claim shall be Disallowed (in whole or in part, as applicable) without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor; provided that the Debtors or the Reorganized Debtors, as applicable, shall provide 21 days’ notice to the Holder prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Court. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and thereafter receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to Debtors or the Reorganized Debtors, as applicable, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the Petition Date. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.              Claims Payable by Insurers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without an objection having to be Filed and without any further notice to or action, order, or approval of the Court; provided that the Debtors or the Reorganized Debtors, as applicable, shall provide 21 days’ notice to the Holder of such Claim prior to any disallowance of such Claim during which period the Holder may object to such expungement, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Court.

3.              Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.              Allowance of Claims

On or after the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses its predecessor Debtor had with respect to any Claim immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy law. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan, the Final DIP Order or the Bankruptcy Code, or the Court has entered any other Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim; provided that, notwithstanding anything to the contrary herein or in the Confirmation Order, the rights of the Debtors under paragraph 12 of the Bar Date Order shall be fully preserved and the allowance of all Claims (other than the Senior Secured Credit Facility Claims, the 2026 Notes Claims, the RWE Claims, the Bond Green Bonds Claims and the Epes Green Bonds Claims) may be modified, rescinded, or otherwise disputed, except to the extent such Claims are allowed by the Final DIP Order or any other Final Order. All settlements of Claims approved prior to the Effective Date pursuant to a Final Order of the Court, pursuant to Bankruptcy Rule 9019, or otherwise shall be binding on all parties.

B.              Claims and Interests Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors and the Plan Administrator, by order of the Court, shall together have the sole authority to: (1) File, withdraw, or litigate to judgment objections to Claims or Interests; (2) object to, compromise, and settle any Disputed Claims (including Allowing any such settled amounts) without supervision or approval of the Court, free of any restriction of the Bankruptcy Code, the Bankruptcy Rules, and the guidelines and requirements of the U.S. Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Court. In any action or proceeding to determine the existence, validity, or amount of any Disputed Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) are preserved as if the Chapter 11 Cases had not been commenced.

C.              Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any party previously has objected to such Claim or whether the Court has ruled on any such objection, and the Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during any appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of the Final DIP Order or any other Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Court. In the event that the Court estimates any Disputed Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has filed a motion requesting the right to seek such reconsideration on or before 14 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Court.

D.              Adjustment to Claims or Interests Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim or Interest against the same Debtor may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Court. Notwithstanding the foregoing, the Debtors shall provide any Holder of a Claim or Interest subject to such adjustment or expungement pursuant to this section with fourteen (14) days’ notice prior to the Claim or Interest being adjusted or expunged from the Claims Register as the result of a Claim or Interest being paid, satisfied, amended or superseded.

E.              Reservation of Rights with Respect to Claims

The failure of the Debtors, the Reorganized Debtors, or the Plan Administrator to object to any Claim shall not be construed as an admission to the amount, priority, character, or validity of any such Claim, any portion thereof, or any other claim related thereto, whether or not such claim is asserted in any currently pending or subsequently initiated proceeding, and shall be without prejudice to the right of the Debtors, the Reorganized Debtors, the Plan Administrator, or any other party in interest to contest, challenge the validity of, or otherwise defend against, any such Claim in the Court or non-bankruptcy forum at any time prior to or after the Effective Date. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, the Reorganized Debtors and the Plan Administrator, on behalf of the Reorganized Debtors, shall have and retain any and all rights and defenses the Debtors had immediately prior to the Effective Date with respect to any Disputed Claim, including the Retained Causes of Action.

F.              Disputed Claims Reserve

On or before the Effective Date, the Reorganized Debtors, with the consent of the Majority Consenting 2026 Noteholders, and, as applicable, the Plan Administrator, shall establish the Disputed Claims Reserve, which shall be administered by the Reorganized Debtors or the Plan Administrator, as applicable. In establishing the Disputed Claims Reserve, the Reorganized Debtors and, as applicable, the Plan Administrator, shall use the Face Amount of Disputed Claims as set forth in this Plan, the Debtors’ good faith estimates of such Disputed Claims, or an order of the Court estimating such Disputed Claims, as applicable.

On or prior to the Effective Date, the Disputed Claims Reserve shall be funded with the Disputed Claims Reserve Amount to be held in trust for the benefit of the Holders of Disputed Claims, as applicable, which are ultimately determined to be Allowed after the Effective Date.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim from the Disputed Claims Reserve Amount. The Reorganized Debtors and the Plan Administrator shall have the authority to make distributions to Holders whose Disputed Claims ultimately become Allowed Claims on such dates that, in the judgment of the Plan Administrator or the Reorganized Debtors, as applicable, provide Holders of such Claims with payments as quickly as reasonably practicable while limiting the costs incurred in the distribution process, and with respect to any Disputed Claim, only after the date that an order or judgment of a court of competent jurisdiction allowing any Disputed Claim becomes a Final Order. At such time, the Reorganized Debtors or the Plan Administrator, as applicable, shall provide to the Holder of such Claim Cash in an amount equal to the distribution to which such Holder is entitled to receive under the Plan as of the Effective Date, less any previous distribution, if any, that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable nonbankruptcy law; provided, that such distribution shall not exceed the amount retained with respect to such Claim in connection with the Disputed Claims Reserve. As Disputed Claims are Allowed, Disallowed, or otherwise resolved, the Reorganized Debtors or the Plan Administrator, as applicable, shall make adjustments to the Disputed Claims Reserve (but the Reorganized Debtors or the Plan Administrator shall not be required to increase the Disputed Claims Reserve Amount at any time from and after the Effective Date). Any Cash to account for Disputed Claims that remains after all Disputed Claims are adjudicated in accordance with Article VII shall be promptly distributed Pro Rata to Holders of Allowed Non-Bond General Unsecured Claims asserted against such Debtor Pro Rata, or on such earlier date(s) as may be determined by the Reorganized Debtors or the Plan Administrator, as applicable.

Each Holder of a Disputed Claim, as applicable, that ultimately becomes an Allowed Claim will have recourse only to the assets attributable to the Disputed Claims Reserve and not to any other property of the Reorganized Debtors or any property previously distributed on account of any Allowed Claim or Allowed Interest. The rights of Holders of Allowed Claims to receive distributions from the Disputed Claims Reserve in accordance with the Plan will be non-transferable, except with respect to a transfer by will, the laws of descent, and distribution or operations of law.

Subject to definitive guidance from the IRS or a court of competent jurisdiction in the United States to the contrary, or the receipt of a determination by the IRS, the Plan Administrator shall treat any Cash and other property held in the Disputed Claims Reserve as held by a disputed ownership fund governed by Treasury Regulation Section 1.468B-9 (which will be taxable as a qualified settlement fund if all assets of such Disputed Claims Reserve are passive investment assets for U.S. federal income tax purposes) and to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including, without limitation, the Debtors, the Reorganized Debtors, the Plan Administrator, and the Holders of Disputed Claims) will be required to report for tax purposes consistently with the foregoing (whether in audits, tax returns or otherwise) unless required to take a different position pursuant to a “determination” within the meaning of Section 1313 of the Internal Revenue Code. The Plan Administrator shall be responsible for payment, out of the assets of the Disputed Claims Reserve, of any taxes imposed on the Disputed Claims Reserve or its assets. In the event, and to the extent any Cash in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets in the Disputed Claims Reserve, assets of the Disputed Claims Reserve may be sold to pay such taxes.

G.             Time to File Objections to Claims

Any objections to Claims, which, prior to the Effective Date, may be Filed by any party, shall be Filed on or before the Claims Objection Deadline.

H.             Disallowance of Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.

EXCEPT AS PROVIDED HEREIN, IN AN ORDER OF THE COURT, OR OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS AT OR PRIOR TO THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

I.              Amendments to Claims

On or after the applicable deadline set forth in the Bar Date Order, except as provided in the Plan or the Confirmation Order, a Proof of Claim or Interest may not be Filed or amended without the prior authorization of the Court or the Plan Administrator (and, solely with respect to any Proof of Claim or Interest relating to any RWE Obligor, the Plan Administrator shall consult with the RWE Committee with respect to the Claim or Interest in question), and any such new or amended Proof of Claim Filed shall be deemed Disallowed in full and expunged without any further action, order, or approval of the Court.

J.              No Distributions Pending Allowance

No payment or distribution provided under the Plan shall be made to the extent that any Claim is a Disputed Claim, including if an objection to a Claim or portion thereof is Filed as set forth in Article VII, unless and until such Disputed Claim becomes an Allowed Claim; provided that any portion of a Claim that is an Allowed Claim shall receive the payment or distribution provided under the Plan thereon notwithstanding that any other portion of such Claim is a Disputed Claim.

K.              Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100% of such Allowed Claim plus interest, if applicable. For the avoidance of doubt, if a Holder of a Non-Bond General Unsecured Claim receives 100% recovery on account of its Pro Rata share of the distribution under Article III.B.6.b(i), it shall not be entitled to any distributions from the Litigation Trust, and such distributions that would otherwise be distributable under the Litigation Trust Agreement will be redistributed to other Holders of Allowed Non-Bond General Unsecured Claims on a ratable basis in accordance with the applicable GUC Distribution Pool Allocation and Litigation Trust Agreement.

L.             Non-Bond General Unsecured Claims Reconciliation Process

Notwithstanding anything in the Plan to the contrary, the Debtors and, on and after the Effective Date, the Reorganized Debtors and the Plan Administrator, as applicable, shall: (i) use commercially reasonable efforts to reconcile and resolve (including through prosecuting objections to allowance) any and all Disputed Non-Bond General Unsecured Claims against any of the RWE Obligors, (ii) upon reasonable request from the RWE Committee, provide the RWE Committee with information and updates regarding the Non-Bond General Unsecured Claims reconciliation process from time to time, and (iii) with respect to any Non-Bond General Unsecured Claim against any of the RWE Obligors in an amount exceeding $1,000,000, (a) promptly deliver to the legal and financial advisors to the RWE Committee all non-privileged information which they may reasonably request from time to time in connection with the reconciliation of such Non-Bond General Unsecured Claim, subject to the execution of reasonably acceptable confidentiality agreements by such advisors, and (b) not enter into any settlement contemplating the allowance of such Non-Bond General Unsecured Claim without providing notice to Milbank LLP or a successor identified to the Debtors (or Reorganized Debtors or Plan Administrator, as applicable) as counsel to the RWE Committee, regarding the economic terms of such settlement no less than ten (10) days before entering into such settlement and, to the extent requested, consulting with counsel to the RWE Committee during such 10-day period. In addition, the Debtors and, on and after the Effective Date, the Reorganized Debtors and the Plan Administrator, as applicable, shall provide the RWE Committee with no less than seven (7) days’ notice before filing any pleading seeking to convert or reclassify any Claim into a Non-Bond General Unsecured Claim against any of the RWE Obligors.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.              Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions, releases, and other benefits provided pursuant to the Plan, which distributions, releases, and other benefits shall be irrevocable and not subject to challenge upon the Effective Date, the provisions of the Plan (including the Global Settlement), and the distributions, releases, and other benefits provided hereunder, shall constitute a good-faith global and integrated compromise and settlement of all Claims and Interests and controversies relating to the contractual, legal, and subordination rights that any Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, as well as any and all actual and potential disputes resolved pursuant to the Plan.

The entry of the Confirmation Order shall constitute the Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that all such compromises and settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable and is binding upon all creditors and all other parties in interest pursuant to section 1141(a) of the Bankruptcy Code. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.              Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) and subject to 1141(d)(6) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or the Plan Supplement, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors) and Causes of Action against and Interests in any Debtors of any nature whatsoever (including any interest accrued on such Claims or Interests from and after the Petition Date), whether known or unknown, and any liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, Causes of Action, and liabilities that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim against or Interest in any Debtor that existed immediately before or on account of the Filing of the Chapter 11 Cases on the Effective Date shall be deemed cured (and no longer continuing) as of the Effective Date; provided that, for the avoidance of doubt, the foregoing shall not constitute a discharge pursuant to section 1141(d) of the Bankruptcy Code with respect to any non-Debtor Affiliate. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in any Debtor subject to the Effective Date occurring.

C.              Release of Liens

Except as otherwise specifically provided in the Plan, the Plan Supplement, the Confirmation Order, the Exit Facility Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facility Documents), or in any other Definitive Documentation, on the Effective Date and concurrently with the applicable distributions or other treatment made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, compromised, and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors.

D.              Releases by the Debtors and Estates

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, as of the Effective Date, each Released Party is unconditionally, irrevocably, generally, individually, and collectively released, acquitted, and discharged by the Debtors, their Estates, and the Reorganized Debtors from any and all claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, liabilities, and remedies whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, accrued or unaccrued, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims, asserted or assertable by or on behalf of the Debtors, their Estates, or the Reorganized Debtors, that the Debtors, their Estates, or the Reorganized Debtors would have been legally entitled to assert (whether individually or collectively), or on behalf of the Holder of any Claim or Interest or other Person or Entity, that the Debtors, their Estates, and the Reorganized Debtors (whether individually or collectively) ever had, now have, or thereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, operation, or ownership of any Debtor), their Estates, the Debtors’ in- or out-of-court restructuring efforts, the Restructuring, the Debtors’ intercompany transactions, the Senior Secured Credit Facility Documents, the DIP Orders (and any payments or transfers in connection therewith), Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party whether before or during the Debtors’ restructuring, or the restructuring of Claims and Interests before or during the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Definitive Documentation, the DIP Facility, the DIP Facility Documents, the Exit Facility, the Exit Facility Commitment Letter, the Exit Facility Documents, the Management Incentive Plan, the Global Settlement, the New Organizational Documents, the Reorganized Enviva Inc. Interests, the Rights Offering, the Rights Offering Backstop Agreement, the DIP Tranche A Equity Participation, the 2026 Notes Indenture, the Bond Green Bonds Indenture, the Epes Green Bonds Indenture, the Senior Secured Credit Agreement, the Prepetition Senior Secured NMTC Source Loan Agreement, the Prepetition Senior Secured NMTC QLICI Loan Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the DIP Facility Documents, the Exit Facility, the Exit Facility Commitment Letter, the Exit Facility Documents, the Management Incentive Plan, the Global Settlement, the New Organizational Documents, the Reorganized Enviva Inc. Interests, the DIP Tranche A Equity Participation, the Rights Offering, the Rights Offering Backstop Agreement, the 2026 Notes Indenture, the Bond Green Bonds Indenture, the Epes Green Bonds Indenture, the Senior Secured Credit Agreement, the Prepetition Senior Secured NMTC Source Loan Agreement, the Prepetition Senior Secured NMTC QLICI Loan Agreement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Overbid Process, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from, or related or relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth in this Article VIII.D do not waive, release, modify, discharge, limit, or impair (1) any post-Effective Date obligations of any Person or Entity related to the Restructuring, including those obligations and commitments set forth in this Plan, the Restructuring Support Agreement, the Exit Facility Commitment Letter, the Rights Offering Backstop Agreement, or other document, instruments, or agreement executed to implement the Plan or as may be Reinstated in connection therewith, as applicable; (2) the rights of any Person to enforce the contracts, instruments, and other agreements or documents delivered under or in connection with the Restructuring, including this Plan, the Restructuring Support Agreement, the Exit Facility Commitment Letter, and the Rights Offering Backstop Agreement (including, in each case, if any obligation is breached, the underlying cause or scope of damages arising from, in connection with, or as a result of such breach); (3) any Causes of Action specifically identified on the exhibits to the Schedule of Retained Causes of Action; (4) any commercial Cause of Action arising in the ordinary course of business, such as accounts receivable and accounts payable on account of goods and services being performed; (5) any Cause of Action against a Holder of a Disputed Claim, to the extent such Cause of Action is necessary for the administration and resolution of such Claim solely in accordance with the Plan; and (6) any Excluded Claims; and (ii) nothing in this Article VIII.D shall, nor shall it be deemed to, release any Released Party from any claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s knowing and intentional fraud or willful misconduct.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by the Debtors set forth in this Article VIII.D, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that such releases are: (1) essential to the Confirmation of the Plan; (2) an exercise of the Debtors’ business judgment; (3) in exchange for the good and valuable consideration provided by the Released Parties; (4) a good faith settlement and compromise of the claims and Causes of Action released by such releases; (5) in the best interests of the Debtors and their Estates; (6) fair, equitable and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Debtors or their Estates asserting any claim or Cause of Action released pursuant to such releases.

E.              Releases by Holders of Claims and Interests

As of the Effective Date, each Releasing Party hereby releases and discharges each Debtor, Estate, Reorganized Debtor, and Released Party from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, liabilities, and remedies whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtors, their Estates, or the Reorganized Debtors, whether individually or collectively), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, accrued or unaccrued, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, that such Releasing Party or its estate, affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other persons claiming under or through them would have been legally entitled to assert (whether individually or collectively or on behalf of the Holder of any Claim or Interest or other person), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, operation, or ownership of any Debtor), their Estates, the Debtors’ in- or out-of-court restructuring efforts, the Restructuring, the Debtors’ intercompany transactions, the Senior Secured Credit Facility Documents, the DIP Orders (and any payments or transfers in connection therewith), any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party whether before or during the Debtors’ restructuring, or the restructuring of Claims and Interests before or during the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Definitive Documentation, the DIP Facility, the DIP Facility Documents, the Exit Facility, the Exit Facility Commitment Letter, the Exit Facility Documents, the Management Incentive Plan, the Global Settlement, the New Organizational Documents, the Reorganized Enviva Inc. Interests, the DIP Tranche A Equity Participation, the Rights Offering, the Rights Offering Backstop Agreement, the 2026 Notes Indenture, the Bond Green Bonds Indenture, the Epes Green Bonds Indenture, the Senior Secured Credit Agreement, the Prepetition Senior Secured NMTC Source Loan Agreement, the Prepetition Senior Secured NMTC QLICI Loan Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the DIP Facility Documents, the Exit Facility, the Exit Facility Commitment Letter, the Exit Facility Documents, the New Organizational Documents, the Reorganized Enviva Inc. Interests, the DIP Tranche A Equity Participation, the Rights Offering, the Rights Offering Backstop Agreement, the 2026 Notes Indenture, the Bond Green Bonds Indenture, the Epes Green Bonds Indenture, the Senior Secured Credit Agreement, the Prepetition Senior Secured NMTC Source Loan Agreement, the Prepetition Senior Secured NMTC QLICI Loan Agreement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Overbid Process, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from, or related or relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth in this Article VIII.E do not release (1) any post-Effective Date obligations of any Person or Entity under the Plan, including those obligations and commitments set forth in this Plan, the Restructuring Support Agreement, the Exit Facility Commitment Letter, and the Rights Offering Backstop Agreement, or other document, instrument, or agreement executed to implement the Plan or as may be Reinstated in connection therewith, as applicable; (2) any Cause of Action specifically identified on the exhibits to the Schedule of Retained Causes of Action; (3) any Excluded Claims; and (4) any lender under the Senior Secured Credit Agreement of any indemnification or contribution claims of the Senior Secured Credit Facility Agent specifically provided for in such agreement; and (ii) nothing in this Article VIII.E shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s knowing and intentional fraud or willful misconduct.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by Holders of Claims and Interests set forth in this Article VIII.E, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that such releases are: (1) essential to the Confirmation of the Plan; (2) an exercise of the Debtors’ business judgment; (3) in exchange for the good and valuable consideration provided by the Released Parties; (4) a good faith settlement and compromise of the claims and Causes of Action released by such releases; (5) in the best interests of the Debtors and their Estates; (6) fair, equitable and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to such releases.

F.              Exculpation

From and after the Petition Date through the Effective Date, except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby exculpated from, any claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, or liability for any claim related to any act or omission in connection with, relating to, or arising out of, the Debtors (including the management, operation, or ownership of any Debtor), their Estates, the Chapter 11 Cases (including the administration thereof), the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Rights Offering Backstop Agreement, the DIP Tranche A Equity Participation, the Rights Offering, the Exit Facility, the Exit Facility Documents, the Exit Facility Commitment Letter, the New Organizational Documents, the DIP Facility, the DIP Facility Documents, the issuance of the Reorganized Enviva Inc. Interests, the Management Incentive Plan, the Global Settlement, the Disclosure Statement, the Plan, the Plan Supplement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Overbid Process, the solicitation of votes with respect to this Plan, or the Restructuring, or any related contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in or out-of-court restructuring efforts, the Disclosure Statement, the Plan, the Restructuring Support Agreement, the DIP Tranche A Equity Participation, the Rights Offering, the Rights Offering Backstop Agreement, the Exit Facility, the Exit Facility Documents, the Exit Facility Commitment Letter, the New Organizational Documents, the DIP Facility, the DIP Facility Documents, the issuance of the Reorganized Enviva Inc. Interests, the Management Incentive Plan, the Global Settlement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan or the Confirmation Order, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), or any other related agreement, act or omission, transaction, event or other occurrence related to the foregoing and taking place on or before the Effective Date, except for (i) any Excluded Claims and (ii) claims related to any act or omission that is determined in a Final Order to have constituted gross negligence, knowing and intentional fraud, or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Confirmation Order shall provide that the Exculpated Parties (to the extent applicable) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. This exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting the Exculpated Parties from liability.

G.              Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.D, Article VIII.E, or Article VIII.F hereof, without the Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (ii) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party, as applicable.

Upon entry of the Confirmation Order, all holders of Claims and Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.

H.              Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom or which the Reorganized Debtors have been associated, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.              Recoupment

In no event shall any Holder of a Claim be entitled to recoup against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J.              Setoff

In no event shall any Holder of an Allowed Claim be entitled to setoff any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder has Filed a motion with the Court requesting the authority to perform such setoff on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff.

K.              Subordination Rights

Any distributions under the Plan shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights. Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

L.              Reimbursement or Contribution

If the Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of disallowance, such Claim shall be forever Disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

Article IX.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.              Conditions Precedent to the Effective Date

It shall be a condition to the occurrence of the Effective Date that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.B hereof):

1.              the Restructuring Support Agreement shall not have been terminated and shall remain in full force and effect, and no default shall exist thereunder that has not been otherwise cured or waived;

2.              the Rights Offering Backstop Agreement shall not have been terminated and shall remain in full force and effect and no default shall exist thereunder that has not been otherwise cured or waived;

3.              the Confirmation Order, in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, the DIP Facility Agreement and the Global Settlement Stipulation, including the consent rights contained therein and herein, shall have been entered and shall be a Final Order that has not been stayed, modified, reversed, amended, dismissed, reconsidered or vacated on appeal;

4.              the Plan and the Plan Supplement, including any exhibits, schedules, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but prior to the Effective Date, shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, the DIP Facility Agreement, the Global Settlement Stipulation, including the consent rights contained therein and herein;

5.              the Exit Facility Documents shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility shall be deemed to occur concurrently with the occurrence of the Effective Date;

6.              the Litigation Trust Agreement shall have been executed and in full force and effect, and shall be in form and substance acceptable to the Committee, the Majority Consenting 2026 Noteholders and the RWE Committee, and the Debtors shall have funded $1 million into the Litigation Trust;

7.              on the Effective Date, any and all Claims against Debtor Enviva, LP under Proof of Claim No. 782 shall have been released and no new Proof of Claim or liability scheduled against any RWE Obligor based in whole or in part on Claims set forth in Proof of Claim No. 782 shall have been scheduled, authorized or stipulated by the Debtors, or otherwise allowed and approved for Filing by the Court;

8.              no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a Final Order making it illegal or otherwise restricting, preventing, or prohibiting the consummation of the Restructuring, the Restructuring Support Agreement, or any of the Definitive Documentation contemplated thereby;

9.              all other Definitive Documentation shall have been (or shall, contemporaneously with the occurrence of the Effective Date, be) effected or be executed and in full force and effect, and shall be in form and substance consistent with the terms and conditions of the Restructuring Support Agreement, including the consent rights contained therein, and all conditions precedent contained in the Definitive Documentation shall have been satisfied or waived in accordance with the terms thereof, except with respect to such conditions that by their terms shall be satisfied substantially contemporaneously with or after Consummation of the Plan;

10.            all conditions precedent to the issuance of the Reorganized Enviva Inc. Interests, other than any conditions related to the occurrence of the Effective Date, shall have occurred;

11.            all required governmental and third-party approvals, authorizations and consents, including Court approval, necessary in connection with the transactions provided for in the Plan shall have been obtained, shall not be subject to unfulfilled conditions, and shall be in full force and effect, and all applicable waiting periods shall have expired without any action having been taken by any competent authority that would restrain or prevent such transactions;

12.            all documents and agreements necessary to implement the Plan and the Restructuring shall have been (a) tendered for delivery and (b) effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements (other than any conditions related to the occurrence of the Effective Date) shall have been satisfied or waived pursuant to the terms of such documents or agreements (including the Exit Facility Documents);

13.            The Debtors or the Reorganized Debtors, as applicable, shall have obtained directors’ and officers’ insurance policies and entered into indemnification agreements or similar arrangements for the New Board, which shall be, in each case, effective on or by the Effective Date;

14.            all Restructuring Expenses shall have been paid in full; and

15.            the Professional Fee Escrow Account shall have been funded in the Professional Fee Reserve Amount and all Allowed Professional Fee Claims approved by the Court shall have been paid in full.

B.              Waiver of Conditions

The conditions precedent to Confirmation of the Plan and to the Effective Date of the Plan set forth in this Article IX may be waived by mutual agreement of the Debtors and the Majority Consenting 2026 Noteholders in writing (email being sufficient) without notice, leave, or order of the Court or any formal action other than proceedings to confirm or consummate the Plan; provided, that the condition precedent set forth in A.7 of this Article IX shall not be waived without the consent of the RWE Committee, the Majority Consenting 2026 Noteholders, the Committee, and the Debtors; provided, further, that the conditions precedent set forth in (i) sections A.3, A.4 (as it relates to the Committee’s applicable consent rights), A.6, A.14 (with respect to Committee Expenses), and A.15 in this Article IX may not be waived without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Committee and (ii) sections A.3, A.4 (as it relates to the RWE Committee’s applicable consent rights) and A.6 in this Article IX may not be waived without the consent (not to be unreasonably withheld, conditioned, or delayed) of the RWE Committee.

C.              Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.              Effect of Non-Occurrence of Conditions to the Confirmation Date or the Effective Date

If the Confirmation Date and/or the Effective Date do(es) not occur, the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement, the Exit Facility Commitment Letter, the Rights Offering Backstop Agreement, or the Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by or Claims or Liens against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors or any other Entity; (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity in any respect; or (4) be used by the Debtors or any Entity as evidence (or in any other way) in any litigation, including with regard to the strengths or weaknesses of any of the parties’ positions, arguments or claims.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.              Modification and Amendments

Subject to the limitations contained herein and in the Global Settlement Stipulation, the Debtors reserve the right, with the consent of the Majority Consenting 2026 Noteholders, to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the restrictions on modifications set forth in the Plan, and the terms of the Restructuring Support Agreement, the Debtors expressly reserve their rights, subject to and in accordance with the terms of the Restructuring Support Agreement, to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary, initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan; provided that any such modifications shall be subject to the consent rights of the Committee and RWE Committee as set forth in the Global Settlement Stipulation.

B.              Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.              Revocation or Withdrawal of the Plan

The Debtors reserve the right, subject to and in accordance with the terms of the Restructuring Support Agreement and the Global Settlement Stipulation, to revoke or withdraw the Plan with respect to any or all Debtors prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation do not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity; or (d) be used by the Debtors or any other Entity as evidence (or in any other way) in any litigation, including with regard to the strengths or weaknesses of any of the parties’ positions, arguments, or claims. For the avoidance of doubt, the foregoing sentence shall not be construed to limit or modify the rights of the Restructuring Support Parties pursuant to the Restructuring Support Agreement or the Settlement Parties under the Global Settlement Stipulation.

Article XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, arising in, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.              Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or Unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections relating to any of the foregoing;

2.              decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals;

3.              resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, any Cure Claims, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Debtors or the Reorganized Debtors, as applicable, amending, modifying, or supplementing, pursuant to Article V hereof, the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases; and (c) any dispute regarding whether a contract or lease is or was executory, terminated, or unexpired;

4.              ensure that distributions to Holders of Allowed Claims or Interests are accomplished pursuant to the provisions of the Plan;

5.              adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and grant or deny any applications involving a Debtor or the Estates that may be pending on the Effective Date;

6.              adjudicate, decide, or resolve any and all matters related to Causes of Action by or against a Debtor;

7.               adjudicate, decide, or resolve any and all matters related to sections 1141, 1145, and 1146 of the Bankruptcy Code;

8.               enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and the Restructuring Support Agreement, and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Restructuring Support Agreement;

9.               enter and enforce any order for the sale of property pursuant to sections 363 or 1123 of the Bankruptcy Code, as may be applicable;

10.               resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan or the Restructuring Support Agreement;

11.              issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.              resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

13.              resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.J.1 hereof;

14.              enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.              determine any other matters or disputes that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or Disclosure Statement; provided that the Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court;

16.              adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein, including any Restructuring;

17.              consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Court order, including the Confirmation Order;

18.              determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.              hear and determine matters concerning state, local, and U.S. federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

20.              hear and determine matters concerning exemptions from state and federal registration requirements in accordance with section 1145 of the Bankruptcy Code and section 4(a)(2) of, and Regulation D under, the Securities Act;

21.              hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

22.              hear and determine matters concerning the implementation of the Management Incentive Plan;

23.              enforce all orders, judgments, and rulings previously entered by the Court;

24.              hear any other matter not inconsistent with the Bankruptcy Code;

25.              enter an order or final decree concluding or closing the Chapter 11 Cases; and

26.              enforce the injunction, release, and exculpation provisions set forth in Article VIII hereof.

Nothing herein limits the jurisdiction of the Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Organizational Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Court shall not retain jurisdiction with respect thereto.

Article XII.
MISCELLANEOUS PROVISIONS

A.              Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether the Holders of such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions provided for in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.              Additional Documents

On or before the Effective Date, the Debtors may File with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement. The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.              Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect unless the Effective Date occurs. Prior to the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests.

D.              Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

E.              Service of Documents

Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Debtors or the Reorganized Debtors	Enviva Inc. 7272 Wisconsin Avenue, Suite 1800 Bethesda, MD 20814
	Attn:	Jason Paral

Counsel to the Debtors	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019
	Attn:	Paul M. Basta
Andrew M. Parlen
Michael J. Colarossi

and

Kutak Rock LLP 1021 East Cary Street, Suite 810 Richmond, VA 23219
	Attn:	Michael A. Condyles
Peter J. Barrett
Jeremy S. Williams

Counsel to the Ad Hoc Group	Davis Polk & Wardwell, LLP 450 Lexington Avenue New York, NY 10017
	Attn:	Damian S. Schaible
David Schiff
Joseph W. Brown

and

McGuireWoods LLP
800 East Canal Street
Richmond, VA 23219
	Attn:	Dion W. Hayes
K. Elizabeth Sieg

F.              Term of Injunctions or Stays

Unless otherwise provided in the Plan, the Confirmation Order, or a Final Order, all injunctions or stays arising under or in effect during the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the later of the Effective Date and the termination date set forth in the order providing for such injunction or stay. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

G.              Entire Agreement

Except as otherwise indicated, on the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan, Plan Supplement, and Confirmation Order.

H.              Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://www.veritaglobal.net/enviva or the Court’s website at https://www.vaeb.uscourts.gov.

I.              Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms or provision shall then be applicable as altered or interpreted, provided that, subject to and in accordance with the Restructuring Support Agreement and the Global Settlement Stipulation, and consistent with the consent rights set forth therein, any such alteration or interpretation shall be reasonably acceptable to the Debtors, the applicable Restructuring Support Parties, the Committee and the RWE Committee, and otherwise consistent with the terms and conditions of the Restructuring Support Agreement and the Global Settlement Stipulation, including the consent rights therein. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and, subject to and in accordance with the consent rights set forth in the Restructuring Support Agreement and the Global Settlement Stipulation, may not be deleted or modified without the Debtors’, the applicable Restructuring Support Parties’, the Committee’s and the RWE Committee’s consent rights, as applicable; and (3) nonseverable and mutually dependent.

J.              Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Restructuring Support Parties, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals nor the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

K.              Dissolution of the Committees

On the Effective Date, the Committee shall dissolve automatically, and the current and former members thereof and each Professional retained thereby shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, provided, however, that the Committee will remain in existence after the Effective Date solely for the purposes of (i) the preparation, filing and prosecution of all final fee applications for all Professionals for the Committee and addressing any matters concerning Professional Fee Claims; (ii) the resolution of any appeal, motion for reconsideration or similar litigation related to the Confirmation Order; and (iii) the resolution of any appeals to which the Committee is a party, including taking any necessary steps to dismiss the DIP Appeal; (collectively, the “Post Effective Date Committee Matters”). The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the Committee or any other statutory committee after the Effective Date other than any reasonable fees and expenses incurred in connection with the Post Effective Date Committee Matters, which fees and expenses shall be paid by the Reorganized Debtors without any further notice or application to, action, order or approval of the Bankruptcy Court.

L.             Request for Expedited Determination of Taxes

The Debtors or the Reorganized Debtors, as the case may be, shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

M.           Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Court to close the Chapter 11 Cases.

N.            No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.

O.            Waiver or Estoppel

Except with respect to the Restructuring Support Agreement and the parties thereto, each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement or the Debtors’ or Reorganized Debtors’ right to enter into settlements was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court or the Noticing and Claims Agent prior to the Confirmation Date.

P.              Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of the Plan and the Confirmation Order.

* * * *

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Respectfully submitted as of the date set forth below,

Dated:	October 4, 2024 Richmond, Virginia

Enviva Inc. on behalf of itself and all other Debtors

/s/ Glenn T. Nunziata
Glenn T. Nunziata
Interim Chief Executive Officer & Chief Financial Officer

Exhibit A

GUC Distribution Pool Allocation

Debtor	Allocation Percentage
Enviva Aircraft Holdings Corp.	0.000000%
Enviva Development Finance Company, LLC	0.000000%
Enviva Energy Services, LLC	0.000000%
Enviva GP, LLC	0.000000%
Enviva Holdings GP, LLC	0.000000%
Enviva Holdings, LP	0.520151%
Enviva Inc.	26.093476%
Enviva, LP	66.780026%
Enviva Management Company, LLC	0.013023%
Enviva MLP International Holdings, LLC	0.000000%
Enviva Partners Finance Corp.	0.000000%
Enviva Pellets Bond, LLC	0.010000%
Enviva Pellets Epes Finance Company, LLC	0.000000%
Enviva Pellets Epes Holdings, LLC	0.123283%
Enviva Pellets Epes, LLC	1.074059%
Enviva Pellets Greenwood, LLC	0.041612%
Enviva Pellets, LLC	3.991211%
Enviva Pellets Lucedale, LLC	0.403493%
Enviva Pellets Waycross, LLC	0.929665%
Enviva Port of Pascagoula, LLC	0.010000%
Enviva Shipping Holdings, LLC	0.010000%